--------------------------------------------------------------------------------




                      AGREEMENT AND PLAN OF REORGANIZATION


                                   DATED AS OF

                                  JUNE 30, 1999

                                      AMONG





                                 IVILLAGE INC.,


                       CODE STONE ACQUISITION CORPORATION,


                          CODE STONE TECHNOLOGIES, INC.


                                       AND


              THE SOLE STOCKHOLDER OF CODE STONE TECHNOLOGIES, INC.




--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                               Page
ARTICLE 1.            GENERAL....................................................................................1
         1.1.     The Merger.....................................................................................1
         1.2.     The Effective Time of the Merger...............................................................1
         1.3.     Effect of Merger...............................................................................1
         1.4.     Charter and By-Laws of the Surviving Corporation...............................................2
         1.5.     Taking of Necessary Action.....................................................................2
         1.6.     Tax-Free Reorganization........................................................................2
         1.7.     Closing........................................................................................2

ARTICLE 2.            EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS;
                      EXCHANGE OF CERTIFICATES...................................................................3
         2.1.     Total Consideration; Effect on Capital Stock...................................................3
                           (a)      Payment of Consideration.....................................................3
                           (b)      Effect on Capital Stock of Acquisition Sub...................................3
                           (c)      Cancellation of Certain Shares of Company Common Stock.......................3
                           (d)      Exchange of Company Common Stock.............................................3
                           (e)      Terms, Etc...................................................................4
         2.2.     Escrow Deposit; Exchange of Certificates.......................................................4
                           (a)      Escrow Agreement.............................................................4
                           (b)      Escrow Deposit...............................................................4
                           (c)      Procedure for Exchange.......................................................4
                           (d)      Fractional Shares............................................................5
                           (e)      No Further Ownership Rights in Company Common Stock..........................5
                           (f)      No Liability.................................................................5
                           (g)      Lost, Stolen or Destroyed Company Certificates...............................5
                           (h)      Authorization of the Merger, this Agreement, the Agreement of Merger, the Escrow Agreement and the Escrow Agent....................................5

ARTICLE 3.            REPRESENTATIONS AND WARRANTIES.............................................................6
         3.1.     Representations and Warranties of the Company and the Stockholder..............................6

                           (a)      Organization; Good Standing; Qualification and Power.........................6
                           (b)      Equity Investments...........................................................6
                           (c)      Capital Stock; Securities....................................................6
                           (d)      Authority; No Consents.......................................................7
                           (e)      Financial Information........................................................8
                           (f)      Absence of Undisclosed Liabilities...........................................8
                           (g)      Absence of Changes...........................................................9
                           (h)      Tax Matters.................................................................10
                           (i)      Title to Assets, Properties and Rights and Related Matters..................12
                           (j)      Real Property-Owned or Leased...............................................12
                           (k)      Intellectual Property.......................................................13
                           (l)      Company Software............................................................15
                           (m)      Agreements, Etc.............................................................16

                           (n)      No Defaults.................................................................18
                           (o)      Litigation, Etc.............................................................18
                           (p)      Accounts and Notes Receivable...............................................19
                           (q)      Accounts and Notes Payable..................................................19
                           (r)      Compliance; Governmental Authorizations.....................................20
                           (s)      Environmental Matters.......................................................20
                           (t)      Labor Relations; Employees..................................................20
                           (u)      Employee Benefit Plans and Contracts........................................21
                           (v)      Certain Agreements..........................................................23
                           (w)      Insurance...................................................................23
                           (x)      Bank Accounts; Powers of Attorney...........................................23
                           (y)      Brokers.....................................................................24
                           (z)      Related Transactions........................................................24
                           (aa)     Minute Books................................................................24
                           (bb)     Other Names.................................................................24
                           (cc)     Business Generally..........................................................24
                           (dd)     Vote Required...............................................................24
                           (ee)     Information Supplied........................................................24
                           (ff)     Company Not an Interested Securityholder or an Acquiring Person.............25
                           (gg)     Company Expenses............................................................25
                           (hh)     Officers....................................................................25
                           (ii)     Disclosure..................................................................25
                           (jj)     Knowledge Definition........................................................25
                           (kk)     No Discrimination...........................................................25
         3.2.     Several Representations and Warranties of the Stockholder.....................................25
                           (a)      Title; Absence of Certain Agreements........................................25
                           (b)      Authority - General.........................................................26
                           (c)      Investment Representations..................................................26
                           (d)      Brokers.....................................................................28
                           (e)      Representation by Legal Counsel.............................................28
         3.3.     Representations and Warranties of Parent and Acquisition Sub..................................28
                           (a)      Organization; Good Standing; Qualification and Power........................28
                           (b)      Capital Stock...............................................................28
                           (d)      Authority...................................................................28
                           (e)      SEC Documents...............................................................29
                           (f)      Brokers.....................................................................30

ARTICLE 4.            RELATED AGREEMENTS........................................................................30
         4.1.     Related Agreements............................................................................30

                           (a)      Employee Confidentiality and Assignment of Inventions Agreement.............30
                           (b)      Escrow Agreement............................................................31
                           (c)      Release Agreement...........................................................31
                           (d)      Stockholders' Agreement.....................................................31
                           (e)      Registration Rights Agreement...............................................31

                                       ii

ARTICLE 5.            CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE TIME; ADDITIONAL AGREEMENTS...................31
         5.1.     Access to Records and Properties of Each Party; Confidentiality...............................31
         5.2.     Operation of Business of the Company..........................................................31
         5.3.     Negotiations With Others......................................................................32
         5.4.     Stockholder's Approval........................................................................32
         5.5.     Advice of Changes.............................................................................33
         5.6.     Financial Information Update..................................................................33
         5.7.     Legal Conditions to Merger....................................................................34
         5.8.     Consents......................................................................................34
         5.9.     Efforts to Consummate.........................................................................34
         5.10.    Notice of Breach..............................................................................34
         5.11.    Support of Merger by Officers and Directors...................................................34
         5.12.    Support of Merger by Stockholder..............................................................34
         5.13.    Transactions Costs............................................................................35

ARTICLE 6.            CONDITIONS PRECEDENT......................................................................35
         6.1.     Conditions to Each Party's Obligations........................................................35

                           (a)      Stockholder Approval; Agreement of Merger...................................35
                           (b)      Approvals...................................................................35
                           (c)      Legal Action................................................................35
                           (d)      Legislation.................................................................35
         6.2.     Conditions to Obligations of Parent and Acquisition Sub.......................................35
                           (a)      Representations and Warranties of the Company...............................35
                           (b)      Performance of Obligations of the Company and the Stockholder...............36
                           (c)      Delivery of Certificates....................................................36
                           (d)      Employee Confidentiality Agreement..........................................36
                           (e)      Opinion of the Company's and Stockholder's Counsel..........................36
                           (f)      Consents and Approvals......................................................36
                           (g)      Government Consents, Authorizations, Etc....................................36
                           (h)      Company Expenses............................................................36
                           (i)      Escrow Agreement............................................................36
                           (j)      Release.....................................................................36
                           (k)      Related Agreements..........................................................37
                           (l)      Satisfaction of Closing Conditions under the Online Psych
                                    Reorganization Agreement....................................................37

         6.3.     Conditions to Obligations of the Company......................................................37
                           (a)      Representations and Warranties of Parent....................................37
                           (b)      Performance of Obligations of Parent and Acquisition Sub....................37
                           (c)      Government Consents, Authorizations, Etc....................................37
                           (d)      Purchase Price..............................................................37
                           (e)      Escrow Agreement............................................................38
                           (f)      Registration Rights Agreement...............................................38

ARTICLE 7.            ADDITIONAL AGREEMENTS.....................................................................38

         7.1.     Restrictions on Transfer......................................................................38
         7.2.     Confidentiality...............................................................................40

ARTICLE 8.            INDEMNIFICATION...........................................................................40
         8.1.     Definitions...................................................................................40

                           (a)      "Affiliate".................................................................40
                           (b)      "Event of Indemnification"..................................................40
                           (c)      "Indemnified Persons".......................................................41
                           (d)      "Indemnifying Persons"......................................................41
                           (e)      "Losses"....................................................................42
         8.2.     Indemnification Generally.....................................................................42
         8.3.     Assertion of Claims...........................................................................42
         8.4.     Notice and Defense of Third Party Claims......................................................42
         8.5.     Survival of Representations and Warranties....................................................43
         8.6.     Limitation on Indemnification.................................................................44

ARTICLE 9.            TERMINATION; AMENDMENT, MODIFICATION AND WAIVER...........................................45
         9.1.     Termination...................................................................................45
         9.2.     Effect of Termination.........................................................................45

ARTICLE 10.           MISCELLANEOUS.............................................................................45
         10.1.    Expenses......................................................................................45
         10.2.    Entire Agreement..............................................................................46
         10.3.    Descriptive Headings..........................................................................46
         10.4.    Public Announcements..........................................................................46
         10.5.    Notices.......................................................................................46
         10.6.    Counterparts..................................................................................47
         10.7.    Governing Law.................................................................................48
         10.8.    Benefits of Agreement.........................................................................48
         10.9.    Pronouns......................................................................................48
         10.10.   Amendment, Modification and Waiver............................................................48
         10.11.   Severability..................................................................................48
         10.12.   Further Assurances............................................................................48
         10.13.   Consent to Jurisdiction; Waivers..............................................................48
         10.14.   Waiver of Jury Trial..........................................................................49
         10.15.   Attorneys' Fees; Disputes.....................................................................49

EXHIBIT A  FORM OF AGREEMENT OF MERGER.......................................A-1

EXHIBIT B  FORM OF ESCROW AGREEMENT..........................................B-1

EXHIBIT C  [INTENTIONALLY OMITTED]...........................................C-1

EXHIBIT D  FORM OF EMPLOYEE CONFIDENTIALITY AGREEMENT........................D-1

EXHIBIT E  FORM OF RELEASE AGREEMENT.........................................E-1

EXHIBIT F  FORM OF STOCKHOLDERS' AGREEMENT...................................F-1

EXHIBIT G  FORM OF REGISTRATION RIGHTS AGREEMENT.............................G-1

EXHIBIT H  FORM OF OPINION FOR COUNSEL TO THE COMPANY AND THE
               STOCKHOLDER...................................................H-1

EXHIBITS
--------

Exhibit A                  Form of Agreement of Merger

Exhibit B                  Form of Escrow Agreement

Exhibit C                  [Intentionally Omitted]

Exhibit D                  Form of Employee Confidentiality Agreement

Exhibit E                  Form of Release Agreement

Exhibit F                  Form of Stockholder's Agreement

Exhibit G                  Form of Registration Rights Agreement

Exhibit H                  Form of Opinion of Counsel for the Company and the
                           Stockholder


NOTE: Copies of the above-listed Exhibits to this Agreement and Plan of Reorganization have been intentionally omitted pursuant to Item 601(b)(2) of Regulation S-K. iVillage Inc. agrees to furnish supplementally a copy of any omitted Exhibit to the Securities and Exchange Commission upon its request.

GLOSSARY
The following terms used in this Agreement are defined in the following
Sections:


       Term                                            Section or Other Location
       ----                                            -------------------------

       Acquisition Sub................................          Recitals
       Acquisition Transaction........................             5.3
       Action.........................................            10.13
       Affiliate......................................           8.1(a)
       Aggregate Cash Consideration...................          2.1(a)(i)
       Aggregate Purchase Price.......................         2.1(a)(ii)
       Agreement of Merger............................          Recitals
       Audit Adjustments..............................             7.3
       Audited Financial Statements...................           6.2(n)
       Basket Amount..................................           8.6(a)
       Benefit Arrangements...........................         3.1(u)(iv)
       best knowledge.................................           3.1(ii)
       Business Day...................................           5.7(a)
       Charter........................................           3.1(a)
       Closing........................................             1.7
       Closing Date...................................             1.7
       Code...........................................           1.6(a)
       Company........................................          Recitals
       Company Common Stock...........................          Recitals
       Company Disclosure Schedule....................             3.1
       Company Expenses...............................            10.1
       Company Unaudited Financial Statements.........          3.1(e)(i)
       Company Interim Balance Sheet..................        3.1(e)(i)(1)
       Company Interim Financial Statements...........        3.1(e)(i)(1)
       Company Returns................................           3.1(h)
       Company Rights.................................          3.1(k)(i)
       Company Stock Fraction.........................          2.1(e)(i)
       Confidentiality Agreements.....................          3.1(k)(v)
       Constituent Corporations.......................             1.1
       Current Year-End Balance Sheet.................           3.1(f)
       Current Year-End Balance Sheet Date............           3.1(f)
       Delaware Statute...............................          Recitals
       Derivative Work................................         3.1(k)(vii)
       Designated Persons.............................           3.1(o)
       Disclosing Party...............................             7.2
       Effective Time.................................             1.2
       Employee.......................................          3.1(u)(i)
       Employee Confidentiality Agreement.............           4.1(a)
       Employee Plans.................................          3.1(u)(i)
       Encumbrances...................................           3.1(i)

       Environmental Laws.............................           3.1(s)
       Equity Rights..................................           2.1(a)
       ERISA..........................................          3.1(u)(i)
       ERISA Affiliate................................          3.1(u)(i)
       Escrow Agent...................................           2.2(a)
       Escrow Agreement...............................           2.2(a)
       Escrowed Shares................................           2.2(b)
       Event of Indemnification.......................           8.1(b)
       Exchange Act...................................           3.3(d)
       Executory Period...............................             5.1
       FAS No. 5......................................           3.1(f)
       Final Prospectus...............................         3.3.(e)(i)
       Fully Diluted Company Shares...................           2.1(a)
       GAAP...........................................         3.1(e)(ii)
       Governmental Authority.........................           3.1(o)
       Hazardous Materials............................           3.1(s)
       Indemnified Persons............................           8.1(c)
       Indemnifying Persons...........................           8.1(d)
       Intellectual Property Rights...................         3.1(k)(xi)
       Leased Real Property...........................           3.1(j)
       Leases.........................................           3.1(j)
       Liability......................................           3.1(f)
       Licensed Software..............................          3.1(l)(i)
       Losses.........................................           8.1(e)
       material.......................................        3.1(m)(xviii)
       Material Adverse Effect........................           3.1(a)
       Merger.........................................             1.1
       Merger Shares..................................           2.1(d)
       Most Recent 10-Q...............................           3.3(b)
       Multiemployer Plan.............................         3.1(u)(iii)
       New Certificates...............................           2.2(c)
       No-Shop Period.................................             5.3
       Old Certificate................................           2.2(c)
       Online Psych...................................           6.2(o)
       Online Psych Reorganization Agreement..........           6.2(o)
       Online Psych Stockholders......................           6.2(o)
       Owned Software.................................          3.1(l)(i)
       Parent.........................................          Recitals
       Parent Common Stock............................          Recitals
       Parent's SEC Documents.........................          3.3(e)(i)
       Pension Plans..................................          3.1(u)(i)
       Per Share Cash Payment.........................         2.1(e)(ii)
       Purchase Price Adjustment......................             7.3
       Receiving Party................................             7.2
       Registration Rights Agreement..................           4.1(f)
       Related Agreements.............................             4.1

       Release Agreement..............................           4.1(c)
       Restricted Securities..........................           7.1(a)
       Schedule of Expenses...........................           6.2(i)
       Software.......................................          3.1(l)(i)
       Stockholder....................................          Recitals
       Stockholder Action.............................             5.4
       Stockholders' Agreement........................           4.1(d)
       Stockholder's Materials                                     5.4
       Stockholder's Meeting                                       5.4
       Stock Option Agreements........................           4.1(g)
       Subsidiary.....................................           3.1(b)
       Survival Date..................................             8.5
       Surviving Corporation..........................             1.1
       Tax............................................           3.1(h)
       Taxes..........................................           3.1(h)
       Third Party Claim..............................             8.4
       Total Parent Share Amount......................         2.1(a)(ii)
       Transaction Costs..............................            10.1
       Transfer.......................................           7.1(a)
       Year 2000 Compliant............................         3.1(l)(vi)

                                        AGREEMENT AND PLAN OF REORGANIZATION
                                   dated as of June 30, 1999 among IVILLAGE
                                   INC., a Delaware corporation ("Parent"), CODE STONE ACQUISITION CORPORATION, a Delaware corporation and a direct, wholly-owned subsidiary of Parent ("Acquisition Sub"), CODE STONE TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and Bryan Bond, the sole stockholder of the Company (the "Stockholder").

                  The Boards of Directors of Parent and Acquisition Sub and the sole Stockholder of the Company have each duly approved and adopted this Agreement, the Agreement of Merger, in substantially the form of EXHIBIT A attached hereto (the "Agreement of Merger"), and the proposed merger of Acquisition Sub with and into the Company in accordance with this Agreement, the Agreement of Merger and the Delaware General Corporation Law (the "Delaware Statute"), whereby, among other things, the issued and outstanding shares of common stock, $0.00 par value per share, of the Company (the "Company Common Stock"), will be exchanged and converted into the right to receive cash and shares of common stock, $.01 par value per share, of Parent (the "Parent Common Stock") in the manner set forth in Article 2 hereof and in the Agreement of Merger, upon the terms and subject to the conditions set forth in this Agreement and the Agreement of Merger.

                  NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and the Agreement of Merger and the representations, warranties, covenants, agreements, conditions and promises contained herein and therein, the parties hereto hereby agree as follows:


                                   ARTICLE 1.

                                     GENERAL


         1.1. THE MERGER. In accordance with the provisions of this Agreement, the Agreement of Merger and the Delaware Statute, Acquisition Sub shall be merged with and into the Company (the "Merger"), which at and after the Effective Time shall be, and is sometimes herein referred to as, the "Surviving Corporation". Acquisition Sub and the Company are sometimes referred to as the "Constituent Corporations".

         1.2. THE EFFECTIVE TIME OF THE MERGER. Subject to the provisions of this Agreement, the Agreement of Merger shall be executed and delivered to and filed with the Secretary of State of the State of Delaware by each of the Constituent Corporations on the Closing Date in the manner provided under
Section 251 of the Delaware Statute. The Merger shall become effective (the "Effective Time") upon the filing of the Agreement of Merger with the Secretary of State of the State of Delaware.

         1.3. EFFECT OF MERGER. At the Effective Time, the separate existence of Acquisition Sub shall cease and Acquisition Sub shall be merged with and into the Surviving Corporation, and the Surviving Corporation shall succeed, without other transfer, to all of the rights, property, privileges, powers and franchises of each of the Constituent Corporations, and shall be subject to all of the debts and liabilities of the Constituent Corporations in the same manner as if the Surviving Corporation had itself incurred them, and be subject to all of the restrictions, disabilities and duties of each of the Constituent Corporations as provided in Section 251 of the Delaware Statute.

         1.4. CHARTER AND BY-LAWS OF THE SURVIVING CORPORATION. From and after the Effective Time and pursuant to the Agreement of Merger: (i) the Charter of the Surviving Corporation shall be the Charter of Acquisition Sub, unless and until altered, amended or repealed as provided in the Delaware Statute and such Charter, (ii) the by-laws of the Surviving Corporation shall be the by-laws of Acquisition Sub, unless and until altered, amended or repealed as provided in the Delaware Statute, the Charter or such by-laws, (iii) the directors of the Surviving Corporation shall be the directors of Acquisition Sub, unless and until removed, or until their respective terms of office shall have expired, in accordance with the Delaware Statute, the Charter and the by-laws of the Surviving Corporation, as applicable and (iv) the officers of the Surviving Corporation shall be the officers of Acquisition Sub, unless and until removed, or until their terms of office shall have expired in accordance with the Delaware Statute, the Charter and the by-laws of the Surviving Corporation, as applicable.

         1.5. TAKING OF NECESSARY ACTION. Prior to the Effective Time, the parties hereto shall do or cause to be done all such acts and things as may be necessary or appropriate in order to effectuate the Merger as expeditiously as reasonably practicable, in accordance with this Agreement, the Agreement of Merger and the Delaware Statute.

         1.6. TAX-FREE REORGANIZATION. For Federal income tax purposes, the parties intend that the merger be treated as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), by reason of Section 368(a)(2)(E) of the Code, and that this Agreement shall be, and is hereby, adopted as a plan of reorganization for purposes of Section 368 of the Code. No party shall take a position on any tax return or reports inconsistent with this Section 1.6 and each party shall use its reasonable best efforts to maintain such reporting in the context of an audit. Each party shall take no action which would cause the Merger not to be treated as a tax free reorganization within the meaning of Section 368(a)(1)(A) of the Code, by reason of Section 368(a)(2)(E) of the Code. Each party shall give the other parties prompt notice of any challenges or investigations undertaken by any taxing agency in connection with such reporting and shall keep such other parties fully informed of all aspects of such ongoing challenge or investigation.

         1.7. CLOSING. Unless this Agreement shall have been terminated and the transactions contemplated by this Agreement abandoned pursuant to the provisions of Article 9, and subject to the provisions of Article 6, the closing of the Merger (the "Closing") will take place at 10:00 a.m. (Eastern Standard Time) on a date (the "Closing Date") to be mutually agreed upon by the parties, which date shall be not later than July 30, 1999, unless another date is agreed to in writing by the parties. The Closing shall take place at the offices of Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, New York 10103, unless another place is agreed to in writing by the parties.

                                   ARTICLE 2.

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

         2.1. TOTAL CONSIDERATION; EFFECT ON CAPITAL STOCK

                  (a) PAYMENT OF CONSIDERATION. The entire consideration payable by Parent with respect to all outstanding shares of capital stock of the Company and for all options, warrants, rights, calls, commitments, agreements or arrangements of any character to which the Company is a party or by which it is bound calling for the issuance of shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for, or representing the right to purchase or otherwise receive, directly or indirectly, any such capital stock, or other arrangement to acquire, at any time or under any circumstance, capital stock of the Company or any such other securities (such options, warrants, rights, calls, commitments, agreements and arrangements being sometimes hereinafter collectively referred to as "Equity Rights"; and the Equity Rights, together with all such outstanding shares of capital stock of the Company being sometimes hereinafter collectively referred to as the "Fully Diluted Company Shares"), shall, subject to Section 7.3, be an aggregate consideration payable as follows:

                       (i) An aggregate of $15,000 in cash (the "Aggregate Cash Consideration"); and

                       (ii) A number of shares of Parent Common Stock equal to $235,000 divided by the Average Parent Trading Price (the "Total Parent Share Amount" and, together with the Aggregate Cash Consideration, the "Aggregate Purchase Price"). The Aggregate Purchase Price is subject to adjustment prior to the Closing pursuant to Section 7.3 hereof. For purposes of this Agreement and the Agreement of Merger, the Average Parent Trading Price shall mean the average closing price per share of Parent Common Stock on The NASDAQ Stock Market (as reported in The Wall Street Journal, or, if not reported therein, any other authoritative source) for the twenty (20) consecutive trading days ending one
(1) trading day preceding the Effective Time.

                  (b) EFFECT ON CAPITAL STOCK OF ACQUISITION SUB. Each issued and outstanding share of common stock, par value $.001 per share, of Acquisition Sub shall remain outstanding as one share of common stock, par value $.001 per share, of the Surviving Corporation.

                  (c) CANCELLATION OF CERTAIN SHARES OF COMPANY COMMON STOCK. Each share of capital stock of the Company that is authorized but unissued shall cease to exist and no Parent Common Stock or other consideration shall be delivered in exchange therefor.

                  (d) EXCHANGE OF COMPANY COMMON STOCK. Subject to Section 2.2, each share of Company Common Stock issued and outstanding at the Effective Time, including all accrued and unpaid dividends thereon, shall be exchanged and converted into the right to receive:

                       (i) the Company Stock Fraction (as hereinafter defined) of a share of Parent Common Stock, deliverable at the Closing; and

                       (ii) the Per Share Cash Payment as defined below, which shall be payable at the Closing.

            For convenience of reference, the shares of Parent Common Stock to be issued upon the exchange and conversion of Company Common Stock in accordance with this Section 2.1(d) are sometimes hereinafter collectively referred to as the "Merger Shares".

                  (e) TERMS, ETC. For purposes of this Agreement,

                       (i) the term "Company Stock Fraction" shall be equal to the fraction obtained by dividing (x) the Total Parent Share Amount by (y) the aggregate number of shares of Company Common Stock held by the Stockholder;

                       (ii) the term "Per Share Cash Payment" shall mean the quotient of (x) $15,000 divided by (y) the aggregate number of shares of Company Common Stock held by the Stockholder; and

                       (iii) All calculations under this Section 2.1 shall be rounded to the nearest one millionth (.0001).

         2.2. ESCROW DEPOSIT; EXCHANGE OF CERTIFICATES

                  (a) ESCROW AGREEMENT. Reference is hereby made to the Escrow Agreement to be dated as of the Effective Time among the Stockholder, the Online Psych Stockholders, Parent and a mutually agreeable escrow agent (the "Escrow Agent") in the form of EXHIBIT B hereto (the "Escrow Agreement"). The Escrow Agreement is to be entered into for the purpose of securing the indemnification obligations of the Stockholder under Article 8 hereof and the indemnification obligations of the Online Psych Stockholders under Article 8 of the Online Psych Reorganization Agreement.

                  (b) ESCROW DEPOSIT. At the Effective Time, Parent shall cause to be deposited with the Escrow Agent to be held by the Escrow Agent and distributed subject to the terms of the Escrow Agreement a certificate evidencing, in the aggregate, ten percent (10.0%) of the total number of Merger Shares being issued in the Merger to the Stockholder (collectively, the "Escrowed Shares") with a stock power executed in blank by the Stockholder attached thereto and the Stockholder, by his execution and delivery of this Agreement, hereby authorizes and directs Parent to make such deposit on his behalf.

                  (c) PROCEDURE FOR EXCHANGE. Immediately following the Effective Time, Parent shall deliver to the Stockholder certificates ("New Certificates") representing that number of Merger Shares (other than the Escrowed Shares) which the Stockholder has the right to receive pursuant to
Section 2.1(d)(i) in exchange for the certificate representing all of the issued and outstanding shares of Company Common Stock (the "Old Certificate") against receipt by Parent of (i) such Old Certificate for cancellation and (ii) an executed letter of transmittal, and the Old Certificate so surrendered shall forthwith be cancelled (the certificates representing the Escrowed Shares having concurrently been deposited on behalf of the Stockholder into escrow as contemplated by Section 2.2(b) hereof). Until surrendered as contemplated by this Section 2.2, the Old Certificate shall be deemed, on and after the Effective Time, to represent only the right to receive upon such surrender New Certificates representing the Merger Shares (other than the Escrowed Shares) as contemplated by Section 2.1(d)(i), and the Per Share Cash Payment, without interest, as contemplated by Section 2(d)(ii). All Escrowed Shares shall be held by, and distributed in accordance with, the terms and provisions of the Escrow Agreement.

                  (d) FRACTIONAL SHARES. No fractional shares of Parent Common Stock will be issued in connection with the Merger (with all fractions rounded to the nearest whole share) and the Stockholder hereby irrevocably waives any right to receive cash in lieu of fractional shares.

                  (e) NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All shares of Parent Common Stock issued upon the surrender or exchange of shares of Company Common Stock in accordance with the terms of this Article 2 shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock.

                  (f) NO LIABILITY. None of Parent, Acquisition Sub or the Company shall be liable to any holder of shares of Company Common Stock or Parent Common Stock, as the case may be, for shares (or dividends or distributions with respect thereto) of Parent Common Stock to be issued in exchange for Company Common Stock pursuant to this Section 2.2, if, on or after the expiration of six (6) months following the Effective Time, such shares are delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (g) LOST, STOLEN OR DESTROYED COMPANY CERTIFICATES. In the event the Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit to that effect by the Stockholder and, if required by Parent, the posting by the Stockholder of a bond in such amount as Parent may reasonably direct as indemnity against any claim that may be made against it with respect to the Old Certificate, Parent will issue in exchange for such lost, stolen or destroyed Old Certificate the Merger Shares and the Per Share Cash Payment deliverable in respect thereof pursuant to Section 2.1(d) of this Agreement.

                  (h) AUTHORIZATION OF THE MERGER, THIS AGREEMENT, THE AGREEMENT OF MERGER, THE ESCROW AGREEMENT AND THE ESCROW AGENT. In the event the Merger shall be approved by the Stockholder, as required by the Delaware Statute and as contemplated by this Agreement, such approval shall constitute approval and ratification by the Stockholder of (i) the Merger, as required by the Delaware Statute, (ii) the provisions of this Agreement and the Agreement of Merger, and
(iii) the designation of the Escrow Agent and the approval and ratification by the Stockholder of the terms and provisions of the Escrow Agreement.

                                   ARTICLE 3.

                         REPRESENTATIONS AND WARRANTIES

         3.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDER. The Company and the Stockholder jointly and severally represent and warrant to Parent and Acquisition Sub that, except as disclosed in the disclosure schedule, dated the date hereof, certified by the Chief Executive Officer of the Company and delivered by the Company to Parent and Acquisition Sub simultaneously herewith (which disclosure schedule shall contain specific references to the representations and warranties to which the disclosures contained therein relate) (the "Company Disclosure Schedule"):

                  (a) ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER. The Company (i) is a close corporation (as such term is defined in Section 342(a) of the Delaware Statute) duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite corporate power and authority to (A) own, lease and operate its properties and assets and to carry on its business as now being conducted and as proposed to be conducted,
(B) to enter into this Agreement and the Agreement of Merger, (C) to perform its obligations hereunder and thereunder, and (D) to consummate the transactions contemplated hereby and thereby, and (iii) is duly qualified and in good standing to do business in those jurisdictions listed in Section 3.1(a) of the Company Disclosure Schedule and in all other jurisdictions in which the failure to be so qualified and in good standing could reasonably be expected to have a material adverse effect on the Company or its business, properties, condition (financial or otherwise), assets, Liabilities, operations, results of operations, prospects or affairs (a "Material Adverse Effect"). The Company has delivered to Parent true and complete copies of the Charter and by-laws of the Company, in each case as amended to the date hereof. As used herein, "Charter" shall mean, with respect to any corporation, those instruments that at the time constitute its corporate charter as filed or recorded under the general corporation law of the jurisdiction of its incorporation, including the articles or certificate of incorporation or organization as the same may have been restated, and any amendments thereto (including any articles or certificates of merger or consolidation, certificate of correction or certificates of designation or similar instruments which effect any such amendment) which became effective after the most recent such restatement.

                  (b) EQUITY INVESTMENTS. The Company has never had, nor does it currently have, any subsidiaries, nor has it ever owned, nor does it currently own, any capital stock or other proprietary interest, directly or indirectly, in any corporation, association, trust, partnership, joint venture or other entity. As used herein, a "subsidiary" of any corporation means another corporation an amount of whose voting securities sufficient to elect at least a majority of its Board of Directors is owned directly or indirectly by such corporation.

                  (c) CAPITAL STOCK; SECURITIES. The authorized capital stock of the Company consists solely of 1,500 shares of Company Common Stock, all of which are outstanding. There are no outstanding rights, subscriptions, calls, options, warrants, preemptive rights, conversion rights, commitments or agreements granted or issued by or binding upon the Company for the purchase or acquisition (contingent or otherwise) from the Company of any shares of its capital stock or any other securities or any securities convertible into or exercisable or exchangeable for, or representing the right to purchase or otherwise receive, any such capital stock, or other arrangement to acquire, at any time or under any circumstance, capital stock of the Company or any such other securities, except in accordance with this Agreement. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any security convertible into or exchangeable for any shares of its capital stock. All outstanding shares of Company Common Stock are validly issued and outstanding, fully paid and non-assessable and not subject to preemptive rights. The Stockholder owns of record and beneficially all of the issued and outstanding shares of Company Common Stock. Except as set forth in Section 3.1(c) of the Company Disclosure Schedule, there are no voting trusts, voting agreements, proxies, first refusal rights, first offer rights, co-sale rights, options, transfer restrictions or other agreements, instruments or understandings (whether written or oral, formal or informal) with respect to the voting, transfer or disposition of Company Common Stock to which the Company is a party or by which it is bound, or, to the best knowledge of the Company and the Stockholder, among or between any persons other than the Company. All shares of Company capital stock and all other securities previously issued by the Company have been issued in compliance with and pursuant to an exemption from all applicable federal and state securities or "blue sky" laws.

                  (d) AUTHORITY; NO CONSENTS. The execution, delivery and performance by the Company of this Agreement and the Agreement of Merger and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company; and this Agreement and the Agreement of Merger when executed and delivered by the Company will be, duly and validly executed and delivered by the Company; and this Agreement is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, and the Agreement of Merger, when executed and delivered by the Company, will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Except as set forth in Section 3.1(d) of the Company Disclosure Schedule, neither the execution, delivery and performance of this Agreement or the Agreement of Merger nor the consummation by the Company of the transactions contemplated hereby or thereby nor compliance by the Company with any provision hereof or thereof will (A) conflict with, (B) result in any violation of, (C) cause a default under (with or without due notice, lapse of time or both), (D) give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under or (E) result in the creation of any Encumbrance on or against any assets, rights or property of the Company under any term, condition or provision of (x) any instrument, contract or agreement to which the Company is a party, or by which the Company or any of its properties, assets or rights may be bound, (y) any law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority applicable to the Company or any of its properties, assets or rights or (z) the Company's Charter or by-laws. Except as set forth on Section 3.1(d) of the Company Disclosure Schedule, no permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority or other person is required in connection with the execution, delivery and performance by the Company of this Agreement or the Agreement of Merger or the consummation by the Company of the transactions contemplated hereby or thereby, except for (i) the filing of the Agreement of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, and (ii) such other consents, waivers, authorizations, filings, approvals and registrations which if not obtained or made are not reasonably likely to result in a Material Adverse Effect or impair the ability of the Company and the Stockholder to consummate the transactions contemplated by this Agreement or the Agreement of Merger, including, without limitation, the Merger (each of which actions reflected in clauses (i) and (ii) above is to be taken by the Company on a timely basis).

                  (e) FINANCIAL INFORMATION

                       (i) Attached as Section 3.1(e) to the Company Disclosure Schedule are the following financial statements (collectively, the "Company Unaudited Financial Statements"):

                            (1) the unaudited balance sheet of the Company as at
March 31, 1999 (the "Company Interim Balance Sheet") and the related statements of operations, cash flow and stockholder's equity for the three-month period then ended, prepared by the Company (the "Company Interim Financial Statements"); and

                            (2) the unaudited balance sheets of the Company as
at December 31, 1998, and the related unaudited statements of operations, cash flow and stockholder's equity for the years then ended, prepared by the Company.

                       (ii) The Company Unaudited Financial Statements (A) are in accordance with the books and records of the Company and (B) fairly present the financial condition of the Company as at the respective dates indicated and the results of operations of the Company for the respective periods indicated. The Company's Audited Financial Statements (as defined in Section 6.2(n)), when delivered to Parent pursuant to Section 7.3, (A) shall be in accordance with the books and records of the Company, (B) shall fairly present the financial condition of the Company as at the respective dates indicated and the results of operations of the Company for the respective periods indicated and (C) shall be prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), except as indicated therein.

                  (f) ABSCENCE OF UNDISCLOSED LIABILITIES. Except as set forth in Section 3.1(f) of the Company Disclosure Schedule, at December 31, 1998, with respect to the Company's Balance Sheet as of such date (the "Current Year-End Balance Sheet"; and the date thereof being the "Current Year-End Balance Sheet Date"), and at March 31, 1999, with respect to the Company Interim Balance Sheet, respectively, (i) the Company had no liability or obligation of any nature (whether known or unknown, matured or unmatured, fixed or contingent, secured or unsecured, accrued, absolute or otherwise ("Liability")) required to be set forth on the Current Year-End Balance Sheet or the Company Interim Balance Sheet, respectively, in order for the Current Year-End Balance Sheet and the Company Interim Balance Sheet, respectively, to fairly present the financial condition of the Company at the respective dates thereof, which was not provided for or disclosed thereon, and (ii) all liability reserves established by the Company and set forth thereon were adequate for all such Liabilities at the respective dates thereof. There were no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975 ("FAS No. 5")) which were not adequately provided for on the

Current Year-End Balance Sheet and the Company Interim Balance Sheet, respectively, as required by FAS No. 5.

                  (g) ABSENCE OF CHANGES. Except as set forth in Section 3.1(g) of the Company Disclosure Schedule, since the Company Current Year-End Balance Sheet Date, the Company has been operated in the ordinary course, consistent with past practice, and there has not been:

                       (i) any adverse change in the business, assets, properties, Liabilities, operations, results of operations, condition (financial or otherwise), prospects or affairs of the Company;

                       (ii) any damage, destruction or loss, whether or not covered by insurance, having or which are reasonably likely to result in a Material Adverse Effect;

                       (iii) any Liability in excess of $10,000 created, assumed, guaranteed or incurred, or any material transaction, contract or commitment entered into, by the Company, other than the license, sale or transfer of the Company's products to customers in the ordinary course of business;

                       (iv) any payment, discharge or satisfaction of any material Encumbrance or Liability by the Company or any cancellation by the Company of any material debts or claims or any amendment, termination or waiver of any rights of material value to the Company;

                       (v) any declaration, setting aside or payment of any dividend or other distribution of any assets of any kind whatsoever with respect to any shares of the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition of any such shares of the capital stock of the Company;

                       (vi) any stock split, reverse stock split, combination, reclassification or recapitalization of any Company Common Stock, or any issuance of any other security in respect of or in exchange for any shares of Company Common Stock;

                       (vii) any issuance by the Company of any shares of its capital stock or any debt security or any Equity Rights;

                       (viii) any license, sale, transfer, pledge, mortgage or other disposition of any material tangible or intangible asset (including any Intellectual Property Rights) of the Company, other than in the ordinary course of business;

                       (ix) any termination of, or written indication of an intention to terminate or not renew, any material contract, license, commitment or other agreement between the Company and any other person;

                       (x) any material write-down or write-up of the value of any asset of the Company, or any material write-off of any accounts receivable or notes receivable of the Company or any portion thereof;

                       (xi) any increase in or modification of compensation payable or to become payable to any officer, employee, consultant or agent of the Company, or the entering into of any employment contract with any officer or employee;

                       (xii) any increase in or modification or acceleration of any benefits payable or to become payable under any bonus, pension, severance, insurance or other benefit plan, payment or arrangement (including, but not limited to, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any officer, employee, consultant or agent of the Company;

                       (xiii) any loan, advance or capital contribution to or investment in any person or the engagement in any transaction with any employee, officer or securityholder of the Company, other than advances to employees in the ordinary course of business for travel and similar business expenses;

                       (xiv) any change in the accounting methods or practices followed by the Company or any change in depreciation or amortization policies or rates theretofore adopted;

                       (xv) any change in the manner in which the Company extends discounts or credit to customers or otherwise deals with customers;

                       (xvi) any termination of employment of any officer or key employee of the Company or any expression of intention by any officer or key employee of the Company to resign from such office or employment with the Company;

                       (zvii) any amendments or changes in the Company's Charter or by-laws;

                       (xviii) any labor dispute or any union organizing campaign;

                       (xix) the commencement of any litigation or other action by or against the Company or any threat of commencement of any litigation or other action against the Company; or

                       (xx) any agreement, understanding, authorization or proposal, whether in writing or otherwise, for the Company to take any of the actions specified in items (i) through (xix) above.

                  (h) TAX MATTERS. Except as set forth in Section 3.1(h) of the Company Disclosure Schedule, the Company and each other corporation (if any) included in any consolidated or combined tax return in which the Company has been included (i) have filed and will file, in a timely and proper manner, consistent with applicable laws, all Federal, state and local Tax returns and Tax reports required to be filed by them through the Closing Date (the "Company Returns") with the appropriate governmental agencies in all jurisdictions in which Company Returns are required to be filed and have timely paid or will timely pay all amounts shown thereon to be due; (ii) have paid and shall timely pay all Taxes of the Company (or such other corporation) required to have been paid by the Company (or such other corporation) on or before the Closing Date; and (iii) currently are not the beneficiary of an extension of time within which to file any Tax return or Tax report. Except as set forth in Section 3.1(h) of the Company Disclosure Schedule, all such Company Returns were and will be correct and complete at the time of filing. Except as set forth in Section 3.1(h) of the Company Disclosure Schedule, all Taxes of the Company attributable to all taxable periods ending on or before the Closing Date, to the extent not required to have been previously paid, have been adequately provided for on the Current Year-End Balance Sheet and the Company Interim Balance Sheet (as appropriate) and the Company will not accrue a Tax Liability from the date of the Current Year-End Balance Sheet up to and including the Closing Date, other than a Tax Liability accrued in the ordinary course of business. The Company has not been notified by the Internal Revenue Service or any state, local or foreign taxing authority that any issues have been raised (and are currently pending) in connection with any Company Return, and no waivers of statutes of limitations have been given with respect to the Company that are still in effect. Except as contested in good faith and disclosed in Section 3.1(h) of the Company Disclosure Schedule, any deficiencies asserted or assessments (including interest and penalties) made as a result of any examination by the Internal Revenue Service or by any other taxing authorities of any Company Return have been fully paid or are adequately provided for on the Current Year-End Balance Sheet and the Company Interim Balance Sheet (as appropriate) and the Company has received no notification that any proposed additional Taxes have been asserted or proposed. The Company is, has always been, and immediately prior to the Closing will be, an S corporation within the meaning of Section 1361 of the Code. The Company has not made an election to be treated as a "consenting corporation" under Section 341(f) of the Code. The Company has not agreed to, nor is it required to, make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise. The Company will not incur a Tax Liability resulting from the Company ceasing to be a member of a consolidated or combined group that had previously filed consolidated, combined or unitary Tax returns. The Company is not a party to any agreement or contract with any "disqualified individual" (as defined in Section 280G(c) of the Code) that, by reason of the transactions contemplated hereby and occurring on or prior to the Closing Date or taking into account any other agreements or contracts currently in effect between the Company and such disqualified individual, will result in the disallowance of any deduction for any payment under such agreement or contract as an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code). The Company is not, and has not been during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, a United States real property holding corporation within the meaning of
Section 897(c) of the Code. The Stockholder is a citizen of the United States.

         As used in this Agreement, "Tax" means any of the Taxes and "Taxes" means, with respect to any entity, (A) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such entity and (B) any liability for the payment of any amount of the type described in the immediately preceding clause (A) as a result of being a "transferee" (within the meaning of

Section 6901 of the Code or any other applicable law) of another entity or a member of an affiliated or combined group.

                  (i) TITLE TO ASSETS, PROPERTIES AND RIGHTS AND RELATED MATTERS. The Company has good and valid title to all assets, properties and interests in properties, real, personal or mixed, reflected, respectively, on the Current Year-End Balance Sheet and/or the Company Interim Balance Sheet or acquired after the Company Current Year-End Balance Sheet Date (except (A) inventory or other property sold or otherwise disposed of since the Company Current Year-End Balance Sheet Date, or March 31, 1999, as the case may be, in the ordinary course of business and (B) accounts receivable and notes receivable paid in full subsequent to the Company Current Year-End Balance Sheet Date, or March 31, 1999, as the case may be, or not so reflected therein but used or useful in the conduct or operation of the Company's business, free and clear of all Encumbrances, of any kind or character, except for (i) those Encumbrances set forth in Section 3.1(i) of the Company Disclosure Schedule, and (ii) liens for current taxes not yet due and payable. The assets, properties and interests in properties of the Company are in good operating condition and repair in all material respects (ordinary wear and tear excepted). The assets, properties and interests in properties of the Company to be owned, leased or licensed by the Surviving Corporation at the Effective Time shall include all assets, properties and interests in properties (real, personal and mixed, tangible and intangible) and all rights, leases, licenses and other agreements necessary to enable the Surviving Corporation to carry on the business of the Company as presently conducted by the Company or as proposed to be conducted. As used herein, the term "Encumbrances" shall mean and include security interests, mortgages, liens, pledges, guarantees, charges, easements, reservations, restrictions, clouds, equities, rights of way, options, rights of first refusal and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money.

                  (j) REAL PROPERTY-OWNED OR LEASED. The Company does not currently own, nor has it or any of its predecessors ever owned, any real property. Section 3.1(j) of the Company Disclosure Schedule contains a list and brief description of (i) all real property leased by the Company, together with all buildings and other structures and material improvements located on such real property (the "Leased Real Property"), and (ii) with respect to each lease covering the Leased Real Property (collectively, the "Leases"), (A) the name of the lessor, (B) any requirement of consent of the lessor to assignment (including assignment by way of merger or change of control), (C) the termination date of the Lease, (D) the notice requirements with respect to termination, (E) the annual rental thereunder, and (F) any renewal or purchase terms thereof. The Company is the owner and holder of all the leasehold estates purported to be granted by each Lease and all Leases are in full force and effect and constitute valid and binding obligations of the Company. The Company has made available to Parent true and complete copies of all Leases. Except as set forth in Section 3.1(j) of the Company Disclosure Schedule, all improvements included in the Leased Real Property are in good operating condition and repair in all material respects (ordinary wear and tear excepted) and there does not exist any condition which interferes with the economic value or use of such property and improvements.

                  (k) INTELLECTUAL PROPERTY

                       (i) The Company has good and valid title to, and (except with respect to Licensed Software) owns free and clear of all Encumbrances, has the exclusive right to use, sell, transfer, license (or sublicense), transmit, broadcast, deliver (electronically or otherwise) and dispose of, and has the right to bring actions for the infringement of, all Intellectual Property Rights necessary or required for the conduct of its business as currently conducted and as proposed to be conducted (collectively, the "Company Rights").

                       (ii) Except as disclosed in Section 3.1(k)(ii) of the Company Disclosure Schedule, the execution, delivery and performance of this Agreement and the consummation of the Merger and the consummation of the other transactions contemplated hereby will not breach, violate or conflict with any instrument or agreement governing any Company Rights, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Company Right or in any way impair the right of the Company or the Surviving Corporation to use, sell, license (or sublicense), transmit, broadcast, deliver (electronically or otherwise) or dispose of, or to bring any action for the infringement of, any Company Right or portion thereof.

                       (iii) There are no royalties, honoraria, fees or other payments payable by the Company to any person by reason of the ownership, use, license (or sublicense), transmission, broadcast, delivery (electronically or otherwise), sale, or disposition of the Company Rights, other than sales commissions paid in the ordinary course of business.

                       (iv) Neither the manufacture, marketing, license (or sublicense), sale, transmission, delivery (electronically or otherwise), or use of any product or service currently or proposed to be licensed, sold, marketed, transmitted, broadcast, delivered (electronically or otherwise) or used by the Company or currently under development by the Company, violates any license (or sublicense) or agreement of the Company with any third party or, to the best knowledge of the Company and the Stockholder, infringes any common law or statutory rights of any other party, including, without limitation, rights relating to defamation, contractual rights, Intellectual Property Rights and rights of privacy or publicity; nor, to the best knowledge of the Company and the Stockholder, is any third party infringing upon, or violating any license (or sublicense), transmission, broadcast, delivery (electronically or otherwise) or agreement with the Company relating to any Company Right; and there is no pending or, to the best knowledge of the Company and the Stockholder, threatened claim or litigation contesting the validity, ownership or right to use, manufacture, sell, license (or sublicense), transmit, broadcast, deliver (electronically or otherwise) or dispose of any Company Right, nor is there any basis for any such claim, nor has the Company received any notice asserting that any Company Right or the proposed use, manufacture, sale, license (or sublicense), transmission, broadcast, delivery (electronically or otherwise) or disposition thereof conflicts or will conflict with the rights of any other party, nor, is there any basis for any such assertion.

                       (v) All current and past officers, employees and consultants of or to the Company have executed and delivered to and in favor of the Company an agreement regarding the protection of confidential and proprietary information and the assignment to the Company of all Intellectual Property Rights arising from the services performed for the

Company by such persons (collectively, the "Confidentiality Agreements", the form of which is attached to Section 3.1(k)(v) of the Company Disclosure Schedule). The Company has taken and will continue through the Effective Time to take all steps necessary, appropriate or desirable to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all Company Rights.

                       (vi) Except as set forth in Section 3.1(k)(vi) of the Company Disclosure Schedule, all works that were created, prepared or delivered by consultants, independent contractors or other third parties for or on behalf of Company (including any materials and elements created, prepared or delivered by such parties in connection therewith) (A) are and shall constitute "works made for hire" specially ordered or commissioned by the Company within the meaning of United States' copyright law, or (B) all right, title and interest therein (including any materials and elements created, prepared or delivered by such parties in connection therewith) have been assigned to the Company.

                       (vii) No licenses or rights have been granted by the Company, or by any employee, consultant, officer, agent or affiliate of the Company or by anyone other than the foregoing, to distribute the source code of, or to use source code to create Derivative Works of, any product currently marketed by, commercially available from or under development by the Company for which the Company possesses the source code. As used herein, "Derivative Work" shall mean a work that is based upon one or more preexisting works, such as a revision, enhancement, modification, abridgment, condensation, expansion or any other form in which such preexisting works may be recast, transformed or adapted and which, if prepared without authorization of the owner of the copyright in such preexisting work, would constitute a copyright infringement. For purposes herein, a "Derivative Work" shall also include any compilation that incorporates such a preexisting work as well as translations from one type of code to another.

                       (viii) Except as disclosed in Section 3.1(k)(viii) of the Company Disclosure Schedule, no person has any marketing rights to any of the Intellectual Property Rights of the Company (excluding Intellectual Property Rights licensed to the Company by third parties).

                       (ix) Section 3.1(k)(ix) of the Company Disclosure Schedule contains a true and complete list of all (A) of the Company's patents, patent applications, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright registrations and copyright applications and Internet domain names and applications therefor and
(B) other filings and formal actions made or taken pursuant to Federal, state, local and foreign laws by the Company to perfect or protect its interest therein.

                       (x) Section 3.1(k)(x) of the Company Disclosure Schedule contains a true and complete list of all options, licenses or other agreements of any kind by which Intellectual Property Rights have been granted to the Company from, or granted by the Company to, any other person (except for those licenses identified in Section 3.1(l)(i) of the Company Disclosure Schedule).

                       (XI) As used herein, the term "Intellectual Property Rights" shall mean all industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright registrations, copyright applications, franchises, licenses, databases, "URL's" and Internet domain names and applications therefor (and all interest therein), computer programs and other computer software (including, but not limited to, the Software), user interfaces, know-how, trade secrets, customer lists, proprietary technology, processes and formulae, source code, object code, algorithms, architecture, structure, display screens, layouts, development tools, instructions, templates, marketing materials, inventions, trade dress, logos and designs and all documentation and media constituting, describing or relating to the foregoing.

                  (l) COMPANY SOFTWARE

                       (i) Section 3.1(l)(i) of the Company Disclosure Schedule sets forth a true and complete list and description of all software programs, systems and applications (A) designed or developed or under development by the Stockholder or employees of the Company or by consultants on the Company's behalf including all documentation therefor (the "Owned Software") or (B) licensed by the Company from any third party, other than software constituting "off-the-shelf" software (the "Licensed Software"), in each case that is manufactured or used by the Company in the operation of its business or marketed, licensed or sold or proposed to be marketed, licensed or sold by the Company to third parties (collectively, the "Software") and, in the case of Licensed Software, Section 3.1(l)(i) of the Company Disclosure Schedule identifies each license agreement with respect thereto.

                       (ii) All of the Owned Software are original works of authorship and are protected by the copyright laws of the United States. The Company owns all right, title and interest in and to the Owned Software, and all copyrights thereto, free and clear of any Encumbrance and, except as disclosed in Section 3.1(l)(ii) of the Company Disclosure Schedule, has not sold, assigned, licensed, distributed or in any other way disposed of or subjected the Owned Software to any Encumbrance.

                       (iii) The Licensed Software is validly held and used by the Company and is fully utilizable by the Company pursuant to the applicable license agreement with respect thereto without the consent of or notice to any third party and is fully and freely utilizable by the Surviving Corporation or Parent without the consent of or notice to any third party. All of the Company's computer hardware has validly licensed software installed therein and the Company's use thereof does not conflict with or violate any such license.

                       (iv) The Owned Software and, to the best knowledge of the Company and the Stockholder, the Licensed Software, is free from any significant software defect or programming or documentation error, operates and runs in a reasonable and efficient business manner, substantially conforms to the specifications thereof, and, with respect to the Owned Software, the applications can be compiled from their associated source code without undue burden.

                       (v) The Software does not contain any bugs or viruses not consistent with commercially reasonable industry standards acceptable for bugs. The Company has furnished Parent with all documentation relating to the use, maintenance and operation of the Software listed on Section 3.1(l)(v) of the Company Disclosure Schedule, all of which is true and accurate.

                       (vi) Except as disclosed in Section 3.1(l)(vi) of the Company Disclosure Schedule, the Company's products, hardware, databases, firmware, embedded control systems, Owned Software and Licensed Software (including existing products Software and technology and Software and technology currently under development) used in the operation of the business as presently conducted and as proposed to be conducted have been designed, written and tested to, and will at all times (i) record, store, process, calculate, manage, manipulate and present calendar dates falling before, on and after (and if applicable, spans of time including) December 31, 1999, including, without limitation, single-century formulas and multi-century formulas and (ii) create, calculate, recognize, accept, display, store, retrieve, accent, compare, sort, manipulate, or process any information dependent on or relating to such dates or otherwise provide use of dates or date-dependent or date-related data, including, but not limited to, century recognition, day-of-the week recognition, leap years, date values and interfaces of date functionalities, without loss of accuracy, functionality, data integrity and performance and will provide that all date-related data and user interface functionalities and data fields include the indication of century (collectively, "Year 2000 Compliant"). Section 3.1(l)(vi) of the Company Disclosure Schedule describes all software, hardware, databases or embedded control systems not owned or developed by the Company that is or are licensed for or otherwise used by the Company in the operation of its business as presently conducted and as proposed to be conducted and the nature and extent of the Company's knowledge and inquiry regarding the degree to which all such hardware, software, databases or embedded control systems are Year 2000 Compliant.

                       (vii) Since the inception of the Company, the Company has not, to any material extent, (A) defaulted under any software or development contract, (B) failed to meet any product specifications or characteristics or software or development milestones and standards thereunder, (C) failed to properly interface any computer software program with the intended operating system software or related hardware designs applicable thereto, or (D) had any party to any software or development contract terminate said contract or notify the Company that such party intends to terminate any such contract.

                  (m) AGREEMENTS, ETC. Section 3.1(m) of the Company Disclosure Schedule sets forth a true and complete list of all written or oral contracts, agreements and other instruments not made in the ordinary course of business to which the Company is a party, or made in the ordinary course of business and referred to in clauses (i) through (xvii) of this Section 3.1(m). Except as set forth in Section 3.1(m), the Company is not a party to any agreement, arrangement or understanding, whether written or oral, formal or informal, relating to:

                       (i) agreements for the development, modification or enhancement of computer software or multimedia products;

                       (ii) any material distributorship, dealer, sales, advertising, agency, manufacturer's representative, franchise or similar contract or relationship or any other contract relating to the payment of a commission or other fee calculated as or by reference to a percentage of the profits or revenues of the Company or of any business segment of the Company;

                       (iii) any joint venture, partnership or other agreement or arrangement for the sharing of profits;

                       (iv) any collective bargaining contract or other contract with or commitment to any labor union;

                       (v) the future purchase, sale or license of products, material, supplies, equipment or services requiring payments to or from the Company in an amount in excess of $10,000 per annum, which agreement, arrangement or understanding is not terminable on thirty (30) days' notice without cost or other liability at or at any time after the Effective Time, or in which the Company has granted or received manufacturing rights, most favored nations pricing provisions or exclusive marketing or other rights relating to any product, group of products, services, technology, assets or territory;

                       (vi) any license (whether as licensor or licensee), or sublicense, royalty, permit, or franchise agreement, including, without limitation, any agreement pursuant to which the Company licenses any Company Rights to any third party (other than ordinary course licenses to end-users);

                       (vii) the content or delivery of its computer software or multimedia products and services (including the transmission or other performance (electronically or otherwise));

                       (viii) the employment of any officer, employee, consultant or agent or any other type of contract, commitment or understanding with any officer, employee, consultant or agent which (except as otherwise generally provided by applicable law) is not immediately terminable without cost or other liability at or at any time after the Effective Time;

                       (ix) profit-sharing, bonus, stock option, stock appreciation right, pension, retirement, disability, stock purchase, hospitalization, insurance or similar plan or agreement, formal or informal, providing benefits to any current or former officer, employee, agent or consultant;

                       (x) indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing of money, for a line of credit or for a leasing transaction of a type required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board;

                       (xi) any agreement, instrument or other arrangement granting or permitting any Encumbrance on any of the properties, assets or rights of the Company;

                       (xii) any lease for real property (whether as lessor or lessee) or any other lease or agreement under which the Company is lessee of or holds or operates any items of tangible personal property owned by any third party;

                       (xiii) contract or commitment for charitable contributions;

                       (xiv) contract or commitment for capital expenditures individually or in the aggregate in excess of $10,000;

                       (xv) any agreement or contract with a "disqualified individual" (as defined in Section 280G(c) of the Code), which could result in a disallowance of the deduction for any "excess parachute payment" (as defined in Section 280G(b)(i) of the Code) under Section 280G of the Code as a result of the transactions contemplated hereby;

                       (xvi) agreement or arrangement for the sale of any assets, properties or rights having a value in excess of $10,000;

                       (xvii) agreement which restricts the Company from engaging in any aspect of its business or competing in any line of business in any geographic area; or

                       (xviii) any other agreement, contract or commitment which is material to the Company.

For purposes of this Section 3.1(m), the term "material" shall mean and refer to those agreements, contracts, instruments or arrangements (as applicable) that involve payments or expenditures by or to the Company, or otherwise have an aggregate value, of at least $10,000. The Company has furnished to Parent true and complete copies of all such agreements listed in Section 3.1(m) of the Company Disclosure Schedule and (x) each such agreement (A) is the legal, valid and binding obligation of the Company and, to the best knowledge of the Company and the Stockholder, the legal, valid and binding obligation of each other party thereto, in each case enforceable in accordance with its terms, (B) is in full force and effect and (y) to the best knowledge of the Company and the Stockholder, except as set forth in Section 3.1(m) of the Company Disclosure Schedule, the other party or parties thereto is or are not in material default thereunder.

                  (n) NO DEFAULTS. The Company has in all material respects performed all the obligations required to be performed by it to date and is not in default or alleged to be in default under (i) its Charter or by-laws or (ii) any material agreement, lease, license, contract, commitment, instrument or obligation to which the Company is a party or by which any of its properties, assets or rights are or may be bound or affected and, to the best knowledge of the Company and the Stockholder, there exists no event, condition or occurrence which, with or without due notice or lapse of time, or both, would constitute such a default by it of any of the foregoing.

                  (o) LITIGATION, ETC. There are no (i) actions, suits, claims, investigations or legal or administrative or arbitration proceedings pending, or to the best knowledge of the Company and the Stockholder, threatened against the Company nor, to the best knowledge of the Company and the Stockholder, except as set forth on Section 3.1(o) of the

Company Disclosure Schedule, any basis therefor, whether at law or in equity, or before or by any Federal, state, local, municipal, foreign or other governmental court, department, commission, board, bureau, agency or instrumentality ("Governmental Authority"), (ii) judgments, decrees, injunctions or orders of any Governmental Authority or arbitrator against the Company or (iii) disputes with customers or vendors. There are no Actions pending or, to the best knowledge of the Company and the Stockholder, threatened, nor, to the best knowledge of the Company and the Stockholder, any basis therefor, with respect to (A) the current employment by, or association with, the Company, or future employment by, or association with, Parent or the Surviving Corporation, of any of the present officers or employees of, or consultants to, the Company (collectively, the "Designated Persons") or (B) the use, in connection with any business presently conducted or proposed to be conducted by the Company or the Surviving Corporation, of any information, techniques or processes presently utilized or proposed to be utilized by the Company, Parent, the Surviving Corporation or any of the Designated Persons, that the Company, Parent, the Surviving Corporation or any of the Designated Persons are or would be prohibited from using as the result of a violation or breach of, or conflict with any agreements or arrangements between any Designated Person and any other person, or any legal considerations applicable to unfair competition, trade secrets or confidential or proprietary information. The Company has delivered to Parent all material documents and correspondence relating to such matters referred to in Section 3.1(o) of the Company Disclosure Schedule (including, in the case of clause (iii) of the first sentence of this Section 3.1(o), any correspondence evidencing material customer dissatisfaction with the Company or its products or services).

                  (p) ACCOUNTS AND NOTES RECEIVABLE. All the accounts receivable and notes receivable owing to the Company as of the date hereof constitute, and as of the Effective Time will constitute, valid and enforceable claims arising from bona fide transactions in the ordinary course of business, and there are no known or asserted claims, refusals to pay or other rights of set-off against any thereof. There is (i) no account debtor or note debtor delinquent in its payment by more than thirty (30) days except as disclosed in Section 3.1(p) of the Company Disclosure Schedule, (ii) no account debtor or note debtor that has refused (or, to the best knowledge of the Company and the Stockholder, threatened to refuse) to pay its obligations for any reason, (iii) to the best knowledge of the Company and the Stockholder, no account debtor or note debtor that is insolvent or bankrupt and (iv) no account receivable or note receivable which is pledged to any third party by the Company. Except to the extent of a reserve which the Company has established specifically for doubtful accounts receivable and notes receivable (which reserve is set forth on the Current Year-End Balance Sheet and Company Interim Balance Sheet, is reasonable under the circumstances and is consistent with past practice), all of the accounts receivable of the Company existing at the Effective Time shall be paid in full by not later than the ninetieth (90th) day after the Effective Time and all of the notes receivable shall be paid in accordance with the terms thereof.

                  (q) ACCOUNTS AND NOTES PAYABLE. Except as set forth in Section 3.1(q) of the Company Disclosure Schedule, all accounts payable and notes payable by the Company to third parties as of the date hereof arose, and as of the Closing will have arisen, in the ordinary course of business, and, except as set forth in Section 3.1(q) of the Company Disclosure Schedule, there is no such account payable or note payable delinquent in its payment, except those contested in good faith and already disclosed in Section 3.1(q) of the Company Disclosure Schedule.

                  (r) COMPLIANCE; GOVERNMENTAL AUTHORIZATIONS. The Company has complied and is presently in compliance in all material respects with all Federal, state, local or foreign laws, ordinances, regulations and orders applicable to it or its business (including, without limitation, laws, ordinances, regulations and orders applicable to labor, employment and employment practices, terms and conditions of employment and wages and hours). Except as set forth in Section 3.1(r) of the Company Disclosure Schedule, the Company has all Federal, state, local and foreign governmental authorizations, consents, approvals, licenses and permits necessary in the conduct of its business as presently conducted or as proposed to be conducted, such authorizations, consents, approvals, licenses and permits are in full force and effect, no violations are or have been recorded in respect of any thereof and no proceeding is pending or, to the best knowledge of the Company and the Stockholder, threatened to revoke or limit any thereof. Section 3.1(r) of the Company Disclosure Schedule contains a true and complete list of all such governmental licenses, authorizations, consents, approvals, permits, orders, decrees and other compliance agreements under which the Company is operating or bound, the Company is not in default or alleged to be in default under any thereof and the Company has furnished to Parent true and complete copies thereof. Except as set forth in Section 3.1(r) of the Company Disclosure Schedule, none of such authorizations, consents, approvals, licenses and permits shall be affected in any material respect by the Merger or the transactions contemplated hereby.

                  (s) ENVIRONMENTAL MATTERS. The Company is in compliance with all federal, state, local and foreign laws, common law, rules, codes, administrative orders and regulations relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws, common law, rules, codes, administrative orders and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws") and, to the best knowledge of the Company and the Stockholder, there are no events or circumstances that could form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company relating to any Hazardous Materials or the violation of any Environmental Law.

                  (t)  LABOR RELATIONS; EMPLOYEES.

                       (i) Section 3.1(t) of the Company Disclosure Schedule sets forth the name, title, department, start date, salary for 1998 and 1999, option grant, any special benefits and termination dates, if applicable, for each employee of the Company since its inception. The Company has no employees other than the Stockholder. Except as set forth in Section 3.1(t) of the Company Disclosure Schedule, (A) the Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to date or amounts required to be reimbursed to such employees, (B) upon termination of the employment of any such employees, neither the Company, Parent, Acquisition Sub nor the Surviving Corporation will by reason of anything done prior to the Closing be liable to any of such employees for so-called "severance pay" or any other payments, (C) there is no unfair labor practice complaint against the Company pending before the National Labor Relations Board or any comparable Governmental Authority, (D) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the best knowledge of the Company and the Stockholder, threatened against or involving the Company, (E) no labor union has taken any action with respect to organizing the employees of the Company, (F) neither any grievance nor any arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor has been asserted against the Company and (G) no employee has informed any officer of the Company that such employee will terminate his or her employment or engagement with the Company or the Surviving Corporation and the Company has no reason to believe that the key employees that accept employment with the Surviving Corporation will not remain employees of the Surviving Corporation for at least ninety (90) days after the Closing. No employee of the Company is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of such employee with the Company or any other party because of the nature of the business conducted or proposed to be conducted by the Company or the execution and delivery of the Confidentiality Agreement by such employee.

                  (u) EMPLOYEE BENEFIT PLANS AND CONTRACTS

                       (i) Section 3.1(u) of the Company Disclosure Schedule identifies each "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other written or formal plans or agreements involving direct or indirect compensation (including any employment agreements entered into between the Company and any Employee, but excluding workers' compensation, unemployment compensation, other government-mandated programs and the Company's salary and wage arrangements) currently or previously maintained, contributed to or entered into by the Company or any ERISA Affiliate thereof for the benefit of any Employee or former Employee under which the Company or any ERISA Affiliate thereof has any present or future material obligation or liability (the "Employee Plans"). The Company has made available to Parent true and complete copies of all Employee Plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof. For purposes of the preceding sentence, "ERISA Affiliate" shall mean any entity which is a member of
(A) a "controlled group of corporations", as defined in Section 414(b) of the Code, (B) a group of entities under "common control", as defined in Section 414(c) of the Code or (C) an "affiliated service group", as defined in Section 414(m) of the Code or treasury regulations promulgated under Section 414(o) of the Code, any of which includes the Company. Any Employee Plans that individually or collectively would constitute an "employee pension benefit plan", as defined in Section 3(2) of ERISA, but which are not Multiemployer Plans (collectively, the "Pension Plans"), are identified as such in the Company Disclosure Schedule. For purposes of Section 3.1(u), "Employee" means any common law employee, consultant or officer of the Company.

                       (ii) Each Employee Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to the date hereof, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. The Company has made available to Parent copies of the most recently filed Internal Revenue Service Form 5500, the most recent annual or periodic accounting of plan assets and provided Parent with copies of the most recent Internal Revenue Service determination letters with respect to any such Employee Plan. Each Employee Plan has been maintained substantially in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including, without limitation, ERISA and the Code, which are applicable to such Employee Plans.

                       (iii) Except as set forth in Section 3.1(u) of the Company Disclosure Schedule, no Employee Plan constitutes or since the enactment of ERISA has constituted a "multiemployer plan", as defined in Section 3(37) of ERISA (a "Multiemployer Plan"), (B) a plan covered under Title IV of ERISA, or
(C) a "multiple employer plan," as defined in Section 413(c) of the Code. The Company has not within the past five years incurred any material liability under Title IV of ERISA arising in connection with the termination of any Pension Plan or the complete or partial withdrawal from any Multiemployer Plan. Except as disclosed in Schedule 3.1 (u) of the Company Disclosure Schedule, if a "complete withdrawal" by the Company were to occur as of the Closing with respect to all Multiemployer Plans, the Company would not incur any withdrawal liability under Title IV of ERISA.

                       (iv) Section 3.1(u) of the Company Disclosure Schedule lists each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (A) is not an Employee Plan, (B) is entered into, maintained or contributed to, as the case may be, by the Company on behalf of any Employee, (C) covers any Employee or former Employee, and (D) under which the Company or any ERISA Affiliate has any present or future obligation or liability (excluding workers' compensation, unemployment compensation or other government-mandated programs and the Company's salary and wage arrangements). Such contracts, plans and arrangements as are described above, are hereinafter referred to collectively as the "Benefit Arrangements". Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all material laws, statutes, rules, regulations, orders and judgments which are applicable to such Benefit Arrangements.

                       (v) Each Employee Plan which is a "group health plan" (as defined in Section 5000 of the Code) has to the extent applicable been maintained in compliance with Section 4980B of the Code and Title I, Subtitle B,
Part 6 of ERISA, and no tax payable on account of Section 4980B of the Code has been or is expected to be incurred with respect to any current or former Employees of the Company.

                       (vi) All contributions due and payable on or before the Closing Date in respect of any Employee Plan or Benefit Arrangement have been made in full and proper form, or adequate accruals have been provided for in the Company Financial Statements for all other contributions or amounts in respect of the Employee Plans or Benefit Arrangements for periods ending on the Closing Date.

                       (vii) Except as required by Section 4980B of the Code and
Section 601 of ERISA, no Employee Plan or Benefit Arrangement currently or previously maintained by the Company or its ERISA Affiliates provides any post-retirement health or life insurance benefits, and neither the Company nor its ERISA Affiliates maintains any obligations to provide any post-retirement benefits in the future.

                       (viii) The consummation of the transactions contemplated by this Agreement will not (A) entitle any individual to severance or separation pay, or (B) except as set forth in the Section 3.1(u)(viii) of the Company Disclosure Schedule, accelerate the time of payment or vesting, or increase the amount, of compensation due to any individual. No payment made or contemplated under any Employee Plan or Benefit Arrangement constitutes an "excess parachute payment" within the meaning of Section 280G of the Code.

                       (ix) Except as set forth in Section 3.1(u)(ix) of the Company Disclosure Schedule, with respect to each Employee Plan and Benefit
Arrangement: (A) no breach of fiduciary duty has occurred with respect to which the Company or any such plan or arrangement may be liable or otherwise materially damaged; (B) no disputes are pending or, to the best knowledge of the Company and the Stockholder, threatened; (C) no prohibited transaction has occurred with respect to which the Company or any such plan or arrangement may be liable or otherwise materially damaged; (D) the Company has expressly reserved in itself the right to amend, modify or terminate any such written plan or arrangement, or any portion of it; and (E) the Company has satisfied any bond coverage requirement of ERISA.

                  (v) CERTAIN AGREEMENTS. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will
(i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any officer or employee of the Company from the Company, under any Employee Plan, Benefit Arrangement or otherwise, (ii) with respect to any current or former officer or key employee of the Company materially increase any benefits otherwise payable under any Employee Plan or the Benefit Arrangement or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

                  (w) INSURANCE. Section 3.1(w) of the Company Disclosure Schedule contains a list of all policies of liability, theft, fidelity, fire, product liability, errors and omissions, workmen's compensation, indemnification of officers and other forms of insurance held by the Company (specifying the insurer, the amount of coverage, the type of insurance, the policy number and any pending claims thereunder) and a history of all claims made by the Company thereunder and the status thereof. All such policies of insurance are in full force and effect and all premiums with respect thereto are currently paid and, to the best knowledge of the Company and the Stockholder, no basis exists for termination of any thereof on the part of the insurer. The Company has not, since its inception, been denied or had revoked or rescinded any policy of insurance.

                  (x) BANK ACCOUNTS; POWERS OF ATTORNEY. Section 3.1(x) of the Company Disclosure Schedule sets forth a true and complete list of (i) all bank accounts and safe deposit boxes of the Company and all persons who are signatories thereunder or who have access thereto and (ii) the names of all persons, firms, associations, corporations or business organizations holding general or special powers of attorney from the Company and a summary of the terms thereof.

                  (Y) BROKERS. The Company has not, nor have any of its officers, securityholders or employees, employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

                  (z) RELATED TRANSACTIONS. Except as disclosed in Section 3.1(z) of the Company Disclosure Schedule, no current or former officer or securityholder of the Company that is an affiliate of the Company or any associate (as defined in the rules promulgated under the Exchange Act) thereof, is now, or has been since the inception of the Company, a party to any transaction with the Company (including, but not limited to, any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or borrowing money from, or otherwise requiring payments to, any such officer or affiliated stockholder of the Company or associate thereof), or the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a present or potential competitor, supplier or customer of the Company (other than non-affiliated holdings in publicly-held companies), nor does any such person receive income from any source other than the Company which relates to the business of, or should properly accrue to, the Company.

                  (aa) MINUTE BOOKS. The minute books of the Company provided to Parent for review contain a complete summary of all meetings of and actions by the Stockholder of the Company from the time of its incorporation to the date of such review and reflect all actions referred to in such minutes accurately in all material respects.

                  (bb) OTHER NAMES. Except as set forth on Section 3.1(bb) of the Company Disclosure Schedule, the business conducted by the Company prior to the date hereof has not been conducted under any corporate, trade or fictitious name.

                  (cc) BUSINESS GENERALLY. There have been no events or transactions, or information which has come to the attention of the Company or any officer, or key employee thereof that is reasonably likely to result in a Material Adverse Effect, and the Company is not obligated under any contractor agreement or subject to any Charter or other corporate restriction which is reasonably likely to result in a Material Adverse Effect.

                  (dd) VOTE REQUIRED. The affirmative vote of at least a majority of the outstanding shares of Company Common Stock approving this Agreement, the Merger and the Agreement of Merger is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement, the Merger and the Agreement of Merger and the transactions contemplated hereby and thereby.

                  (ee) INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Company or any Stockholder for inclusion or incorporation by reference in the Stockholder's Materials will, at the dates delivered to the Stockholders and at the effective date of the Stockholder Action, contain any untrue statement of a material fact. The Stockholder's Materials will comply as to form in all material respects with the provisions of all applicable laws, rules and regulations of all Governmental Authorities.

                  (ff) COMPANY NOT AN INTERESTED SECURITYHOLDER OR AN ACQUIRING PERSON. As of the date of this Agreement, neither the Company nor, to the best knowledge of the Company and the Stockholder, any of its Affiliates is an "Interested Securityholder" of Parent as such term is defined in Section 203 of the Delaware Statute.

                  (gg) COMPANY EXPENSES. The Schedule of Expenses being delivered at the Closing sets forth a true, correct and complete schedule of all Company Expenses that have been incurred or paid by or on behalf of the Company (whether or not theretofore billed) through the Effective Time and there are no Company Expenses other than as set forth therein.

                  (hh) OFFICERS. Set forth on Section 3.1(ii) of the Company Disclosure Schedule is a list of the current officers of the Company.

                  (ii) DISCLOSURE. Neither Section 3.1 of this Agreement (including the Company Disclosure Schedule) nor any document, written information, statement, financial statement, certificate or exhibit furnished or to be furnished to Parent or Acquisition Sub by or on behalf of the Company or any securityholder pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements or facts contained herein and therein not misleading in light of the circumstances under which they were made. There is no fact internal to the business of the Company known to the Company or the Stockholder that has not been disclosed to Parent in writing that (i) is reasonably likely to result in a Material Adverse Effect or (ii) adversely affects or could adversely affect the ability of the Company or the Stockholder to perform its or his respective obligations under this Agreement or the Related Agreements.

                  (jj) KNOWLEDGE DEFINITION. As used in this Article 3, the term "best knowledge" and like phrases shall mean and include (i) actual knowledge and (ii) that knowledge which the Stockholder and the officers and key employees of the Company could have obtained in the management of his or her business affairs after making due inquiry and exercising due diligence with respect thereto. In connection therewith, the knowledge (both actual and constructive) of the Stockholder or any officer or key employee of the Company shall be imputed to be the knowledge of the Company.

                  (kk) NO DISCRIMINATION. The Company has not and does not in any manner or form discriminate, foster discrimination or permit discrimination against any person, whether as to race, sex, religion, or other legally protected classes of persons.

         3.2. SEVERAL REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. The Stockholder represents and warrants to Parent and Acquisition Sub with respect to himself or herself as follows:

         (a) TITLE; ABSENCE OF CERTAIN AGREEMENTS. The Stockholder is the lawful and record and beneficial owner of, and has good and marketable title to, all of the issued and outstanding shares of Company Common Stock, with the full power and authority to vote such Company Common Stock and transfer and otherwise dispose of such Company Common Stock, and any and all rights and benefits incident to the ownership thereof free and clear of all

Encumbrances, and there are no agreements or understandings between the Stockholder and the Company or any other person with respect to the voting, sale or other disposition of Company Common Stock or any other matter relating to Company Common Stock.

                  (b) AUTHORITY - GENERAL. The Stockholder has full and absolute power and authority to enter into this Agreement and each Related Agreement to which the Stockholder is a party and this Agreement and each Related Agreement to which the Stockholder is a party have been duly executed and delivered by the Stockholder, and are valid and binding obligations of the Stockholder, enforceable against the Stockholder in accordance with their respective terms. Neither the execution, delivery and performance of this Agreement and each Related Agreement to which the Stockholder is a party, nor the consummation of the transactions contemplated hereby or thereby nor compliance by the Stockholder with any of the provisions hereof or thereof will (i) (A) conflict with, (B) result in any violations of, (C) cause a default under (with or without due notice, lapse of time or both), (D) give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under or (E) result in the creation of any Encumbrance upon or against any assets, rights or property of the Company (or against any Company Common Stock, Parent capital stock or common stock of the Surviving Corporation), under any term, condition or provision of (x) any agreement or instrument to which the Stockholder is a party, or by which the Stockholder or any of his properties, assets or rights may be bound, or (y) any law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority applicable to the Stockholder or any of his properties, assets or rights, which conflict, breach, default or violation or other event would prevent the consummation of the transactions contemplated by this Agreement, the Agreement of Merger or any Related Agreement to which the Stockholder is a party. Except as set forth in
Section 3.2(b) of the Company Disclosure Schedule (which, if so disclosed shall have been effectively made or obtained (as the case may be) on or prior to the Closing, unless otherwise waived by Parent) no permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority or other person is required in connection with the execution, delivery and performance by the Stockholder of this Agreement and each Related Agreement to which the Stockholder is a party or the consummation by the Stockholder of the transactions contemplated hereby or thereby.

                  (c) INVESTMENT REPRESENTATIONS. The Stockholder:

                       (i) is acquiring the Merger Shares being issued to the Stockholder for investment and for the Stockholder's own account and not as a nominee or agent for any other person and with no present intention of distributing or reselling such shares or any part thereof in any transactions that would be in violation of the Securities Act or any state securities or "blue-sky" laws;

                       (ii) understands (A) that the Merger Shares to be issued to him have not been registered for sale under the Securities Act or any state securities or "blue-sky" laws in reliance upon exemptions therefrom, which exemptions depend upon, among other things, the bona fide nature of the investment intent of the Stockholder as expressed herein, (B) that such Merger Shares must be held indefinitely and not sold until such shares are registered under the Securities Act and any applicable state securities or "blue-sky" laws, unless an exemption from such registration is available, (C) that, except as provided in the Registration Rights Agreement, Parent is under no obligation to so register such Merger Shares and (D) that the certificates evidencing such Merger Shares will be imprinted with a legend in the form set forth in Section 7.2(b) that prohibits the transfer of such shares, except as provided in Section 7.2;

                       (iii) has been furnished with, and has read and reviewed, the Parent's SEC Documents;

                       (iv) has had an opportunity to ask questions of and has received satisfactory answers from the officers of Parent or persons acting on Parent's behalf concerning Parent and the terms and conditions of an investment in Parent Common Stock;

                       (v) is aware of Parent's business affairs and financial condition and has acquired sufficient information about Parent to reach an informed and knowledgeable decision to acquire the Merger Shares to be issued to the Stockholder;

                       (vi) can afford to suffer a complete loss of his investment in such Merger Shares;

                       (vii) is familiar with the provisions of Rule 144 promulgated under the Securities Act which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain requirements, including, among other things: (A) the availability of certain public information about the issuer, (B) the resale occurring not less than one year after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than two years, the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable and (C) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a "market maker" (as such term is defined under the Exchange Act);

                       (viii) understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk;

                       (ix) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of acquiring and holding shares of Parent Common Stock; and

                       (x) The Stockholder is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act.

                  (d) BROKERS. The Stockholder has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

                  (e) REPRESENTATION BY LEGAL COUNSEL. The Stockholder has been advised by legal counsel in connection with the negotiation, execution and delivery of this Agreement and the Related Agreements and the performance of the transactions contemplated hereby and thereby.

         3.3. REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUB. Parent and Acquisition Sub represent and warrant to the Company and the Stockholder as follows:

                  (a) ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER. Each of Parent and Acquisition Sub (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, to enter into this Agreement and each of the Related Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Parent has delivered to the Company true and complete copies of the Charter and by-laws of each of Parent and Acquisition Sub.

                  (b) CAPITAL STOCK. Parent's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 filed with the SEC (the "Most Recent 10-Q") sets forth a true and complete description of the authorized and outstanding shares of capital stock of Parent as of May 13, 1999. Since May 13, 1999, Parent has not (a) increased the number of shares of Parent capital stock reserved under its stock option plans, or (b) issued in excess of 50,000 shares of capital stock except pursuant to the exercise of options to purchase Parent capital stock. All outstanding shares of capital stock of Parent are validly issued, fully paid and non-assessable and not subject to preemptive rights and Encumbrances created by Parent (other than Encumbrances created by or resulting from the Escrow Agreement or the Stockholders' Agreement). All such shares of capital stock have been issued in compliance with and pursuant to an exemption from all applicable federal and state securities or "blue sky" laws. Parent has filed an application to approve the Merger Shares for listing on NASDAQ.

                  (c) Parent has duly authorized and reserved for issuance the Merger Shares and, when issued in accordance with the terms of Article 2, the Merger Shares will be validly issued, fully paid and nonassessable and free of preemptive rights and Encumbrances created by Parent. Parent owns all the outstanding shares of capital stock of Acquisition Sub and all of such shares are validly issued, fully paid and nonassessable and not subject to preemptive rights and Encumbrances created by Parent.

                  (d) AUTHORITY. The execution, delivery and performance by Parent of this Agreement and each of the Related Agreements to which it is a party and the execution, delivery and performance of this Agreement and the Agreement of Merger by Acquisition Sub and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Acquisition Sub, respectively. This Agreement and each of the Related Agreements to which Parent is a party are valid and binding obligations of Parent, enforceable against Parent in accordance with their respective terms; and this Agreement is a valid and binding obligation of Acquisition Sub, enforceable against Acquisition Sub in accordance with its terms; and the Agreement of Merger, when executed and delivered by Acquisition Sub, will be a valid and binding obligation of Acquisition Sub, enforceable against Acquisition Sub in accordance with its terms. Neither the execution, delivery and performance by Parent of this Agreement and the Related Agreements to which Parent is a party, the execution, delivery and performance of this Agreement and the Agreement of Merger by Acquisition Sub, nor the consummation of the transactions contemplated hereby or thereby, will in any material respect (A) conflict with, (B) result in any material violation of, (C) cause a material default under (with or without due notice, lapse of time or both), (D) give rise to any material right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, (E) result in the creation of any material Encumbrance on or against any assets, rights or property of Parent or Acquisition Sub, as the case may be, under any term, condition or provision of
(x) any material instrument or agreement to which Parent or Acquisition Sub is a party, or by which Parent or Acquisition Sub or any of their respective properties, assets or rights may be bound, (y) any material law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority applicable to Parent or Acquisition Sub or any of their respective properties, assets or rights or (z) Parent's or Acquisition Sub's Charter or by-laws, as amended through the date hereof, respectively, in each case, which conflict, breach, default or violation or other event would prevent the consummation of the transactions contemplated by this Agreement, the Agreement of Merger or any Related Agreement to which Parent or Acquisition Sub is a party. Except as contemplated by this Agreement, no permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority or other person is required in connection with the execution, delivery and performance by Parent or Acquisition Sub of this Agreement, the Agreement of Merger (in the case of Acquisition Sub) or the Related Agreements to which they are a party or the consummation of the transactions contemplated hereby or thereby, other than (i) the filing with the SEC of such reports and information under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated by the SEC thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) the filing of such documents with, and the obtaining of such orders from, various state securities and blue-sky authorities as are required in connection with the transactions contemplated hereby, (iii) the filing of the Agreement of Merger with the Secretary of State of the State of Delaware and (iv) such other consents, waivers, authorizations, filings, approvals and registrations which if not obtained or made would materially impair the ability of Parent or Acquisition Sub to consummate the transactions contemplated by this Agreement, including, without limitation, the Merger (each of the filings set forth in clauses (i), (ii) and (iii) have been or will be made by Parent when due).

                  (e) SEC DOCUMENTS

                       (i) Parent has furnished or made available to the Company and the Stockholder a correct and complete copy of the Final Prospectus filed with the SEC on March 19, 1999 pursuant to Rule 424(b)(1) of the Securities Act (the "Final Prospectus"), the Most Recent 10-Q, and each other report, schedule, registration statement and definitive proxy statement filed by Parent with the SEC on or after the date of filing of the Final Prospectus which are all the documents (other than preliminary material) that Parent was required to file (or otherwise did file) with the SEC in accordance with Sections 13, 14 and 15(d) of the Exchange Act on or after the date of filing with the SEC of the Final Prospectus (collectively, the "Parent's SEC Documents"). As of their respective filing dates, or in the case of registration statements, their respective effective dates, the Parent's SEC Documents complied when filed, or in the case of registration statements, as of their respective effective dates, in all material respects with the then applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated by the SEC thereunder.

                       (ii) As of their respective filing dates, or in the case of registration statements, their respective effective dates, none of the Parent's SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                       (iii) The financial statements (including the notes thereto) of Parent included in the Most Recent 10-Q complied as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP during the periods involved (except as may have been indicated in the notes thereto), are in accordance with the books and records of Parent, and fairly present the financial position of Parent as at the dates thereof and the results of its operations, stockholders' equity and cash flows for the period then ended.

                       (iv) Since the date of the Most Recent 10-Q, no event has occurred as of the date hereof which is required to be reported by Parent by filing a Current Report on Form 8-K under the Exchange Act.

                  (F) BROKERS. Neither Parent, Acquisition Sub, nor any of their respective officers, directors or employees have employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.


                                   ARTICLE 4.

                               RELATED AGREEMENTS

         4.1. RELATED AGREEMENTS. At the Closing, the following agreements (such agreements being herein collectively referred to as the "Related Agreements") will be executed and delivered by the respective parties thereto:

                  (a) EMPLOYEE CONFIDENTIALITY AND ASSIGNMENT OF INVENTIONS AGREEMENT. The Stockholder is entering into a non-competition, confidentiality and assignment of inventions agreement with Parent, effective as of the Effective Time, in the form of EXHIBIT D attached hereto (the "Employee Confidentiality Agreement"), providing for, among other things, restrictions upon the Stockholder from competing with the business of Parent and the Surviving Corporation, non-disclosure of confidential information and ownership of proprietary information and rights.

                  (b) ESCROW AGREEMENT. Parent, the Stockholder, the Online Psych Stockholders and the Escrow Agent are entering into the Escrow Agreement.

                  (c) RELEASE AGREEMENT. The Stockholder is entering into a Release Agreement, effective as of the Effective Time, in the form of EXHIBIT E attached hereto (the "Release Agreement"), providing for, among other things, release of the Company, Parent, the Surviving Corporation and Parent's affiliates from any and all claims, known and unknown, that the Stockholder may have against the Company through the Effective Time.

                  (d) STOCKHOLDERS' AGREEMENT. The Stockholder is entering into the Stockholders' Agreement with Parent and the Online Psych Stockholders, effective as of the closing date, in the form of EXHIBIT F attached hereto (the "Stockholders' Agreement"), pursuant to which, among other things, the Stockholder shall agree not to transfer his shares of Parent Common Stock except in accordance with the Stockholders' Agreement.

                  (e) REGISTRATION RIGHTS AGREEMENT. Parent, the Stockholder and the Online Psych Stockholders are entering into a registration rights agreement, substantially in the form attached hereto as EXHIBIT G (the "Registration Rights Agreement").


                                   ARTICLE 5.

                         CONDUCT AND TRANSACTIONS PRIOR
                    TO EFFECTIVE TIME; ADDITIONAL AGREEMENTS

         5.1. ACCESS TO RECORDS AND PROPERTIES OF EACH PARTY; CONFIDENTIALITY. From and after the date hereof until the Effective Time or the earlier termination of this Agreement pursuant to Section 9.1 hereof (the "Executory Period"), the Company shall afford: (i) to the officers, independent certified public accountants, counsel and other representatives of Parent and Acquisition Sub, free and full access at all reasonable times upon reasonable notice to all properties, books and records (including tax returns filed and those in preparation) of the Company, in order that Parent and Acquisition Sub may have a full opportunity to make such investigations as they shall reasonably desire to make of the business and affairs of the Company; and (ii) to the independent certified public accountants of Parent or Acquisition Sub, free and full access at all reasonable times upon reasonable notice to the work papers of the independent certified public accountants of the Company. Additionally, the Company will permit Parent and Acquisition Sub to make such reasonable inspections of the Company and its operations during normal business hours upon reasonable notice as Parent or Acquisition Sub may reasonably require and the Company will cause its officers to furnish to Parent and Acquisition Sub such additional financial and operating data and other information relating to the business and properties of the Company as Parent or Acquisition Sub shall from time to time reasonably request. No investigation pursuant to this Section 5.1, or made prior to the date hereof, shall affect or otherwise diminish or obviate in any respect any of the representations and warranties of the Company or the Stockholder.

         5.2. OPERATION OF BUSINESS OF THE COMPANY. During the Executory Period, the Company will operate its business as now operated and only in the normal and ordinary course and, consistent with such operation, will use its best efforts to preserve intact its present business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with licensors, franchisees, licensees, suppliers, contractors, distributors, customers and other persons having business dealings with it. Without limiting the generality of the foregoing, during the Executory Period the Company shall not, without the prior written consent of Parent, (a) take any action that would result in any of the representations and warranties of the Company herein becoming untrue or in any of the conditions to the Merger not being satisfied, or (b) take or cause to occur any of the actions or transactions described in Section 3.1(g) hereof, in each case other than in the ordinary course of business consistent with past practice.

                  5.3. NEGOTIATIONS WITH OTHERS. Until the Effective Time or the earlier termination of this Agreement pursuant to Section 9.1 hereof (the time period beginning on the date hereof and ending on such date being hereinafter referred to as the "No-Shop Period"), neither the Company nor the Stockholder shall, nor shall the Company authorize any of its employees, officers, stockholders or agents to, directly or indirectly, solicit, initiate or engage in discussions or negotiations with, or provide any information to, or take any other action to facilitate the efforts of, any third party with respect to a financing of, or investment in, the Company (including by way of the purchase of any capital stock or other securities from the Company or the Stockholder) or the acquisition of the Company (including by way of merger, purchase of capital stock or purchase of assets) or any of its assets by such third party, or that would otherwise be inconsistent with the terms of this Agreement, or that would prohibit the performance of the Company's obligations hereunder or that could be expected to diminish the likelihood of or render impracticable the consummation of the transactions contemplated hereby (each as described above (other than the Merger and the transactions contemplated herein), an "Acquisition Transaction"), or enter into any agreement or arrangement with respect to, or authorize or consummate, an Acquisition Transaction. If the Company or any employee, officer, stockholder or agent of the Company receives an unsolicited offer or proposal to enter negotiations relating to an Acquisition Transaction, such party shall immediately notify Parent of such offer or proposal and shall immediately reject such offer. Upon the execution and delivery of this Agreement, the Company and the Stockholder shall terminate any and all discussions, if any, it or he may be having with respect to an Acquisition Transaction. During the No-Shop Period, neither the Company nor the Stockholder shall, nor shall the Company authorize any of its employees, officers, stockholders or agents to, directly or indirectly, negotiate or discuss with any person or entity that provides or proposes to provide online services, the provision of financing to the Company by such person or entity or any merger, consolidation, business combination or similar transaction with any such person or entity, directly or indirectly.

                  5.4. STOCKHOLDER'S APPROVAL. The Company shall (a) obtain in compliance with applicable law and the Company's Charter and By-laws the requisite approval of the Stockholder either pursuant to the written consent of the Stockholder or at a special Stockholder's meeting (the "Stockholder's Meeting") within ten (10) days (or such other period as may be required by applicable law and the Company's Charter and By-laws) after the mailing of the Stockholder's Materials, in either case for the purpose of obtaining the approval of the Merger, this Agreement and the transactions contemplated hereby (in either case, the "Stockholder Action"), (b) take or cause to be taken all such other action as may be required by the Delaware Statute and any other applicable law and the Company's Charter and By-laws in connection with the Merger and this Agreement, in each case as promptly as possible and (c) reasonably cooperate with and assist

Parent and its representatives in taking any such actions as may reasonably be required to consummate the Merger, including obtaining the consent and approval of any third parties or governmental agencies. Unless the Company obtains the written consent of the Stockholder, the Stockholder's Meeting shall be called, held and conducted, and any proxies therefor shall be solicited, in compliance with applicable law and the Company's Charter and By-laws. The Company shall not change the date of the Stockholder Meeting (if it holds a Stockholder Meeting) without the prior written consent of Parent, nor shall the Company adjourn the Stockholder Meeting prior to obtaining such Stockholder approval of the transactions contemplated hereby without the prior written consent of Parent, unless such adjournment is due to the lack of a quorum, in which case the chairman of the meeting shall announce at such Stockholder Meeting the time and place of the adjourned meeting. The Company shall prepare and distribute any written notice and other materials relating to the Stockholder's Action, the Merger or any other transaction relating to or contemplated by this Agreement (collectively, the "Stockholder's Materials") in accordance with the Charter and By-laws of the Company, the Delaware Statute and any other Federal and state laws; provided, however, that Parent and its counsel shall have the opportunity to review all Stockholder's Materials prior to delivery to the Stockholders, and all Stockholder's Materials shall be in form and substance reasonably satisfactory to Parent and its counsel; provided, further, that if any event occurs that should be set forth in an amendment or supplement to any Stockholder's Materials, the Company shall promptly inform Parent thereof (or, if such event relates solely to Parent, Parent shall promptly inform the Company thereof), and the Company shall promptly prepare an amendment or supplement in form and substance satisfactory to Parent in accordance with the Charter and By-laws of the Company, the Delaware Statute and any other Federal or state laws.

         5.5. ADVICE OF CHANGES. The Company shall confer on a regular and frequent basis with Parent, report on operational matters and promptly advise Parent orally and in writing of any change, event or circumstance having or which is reasonably likely to result in a Material Adverse Effect or which could impair (negatively or positively) its financial projections, forecasts or prospects.

         5.6. FINANCIAL INFORMATION UPDATE. During the Executory Period, the Company shall:

                  (a) prepare and deliver to Parent, within ten (10) Business Days after the end of each calendar month during the Executory Period, its unaudited balance sheet as at the end of such calendar month and the related statements of operations, cash flow and stockholder's equity for the period then ended, which shall (i) be in accordance with the books and records of the Company, and (ii) fairly present in all material respects the financial condition of the Company as at the respective dates indicated and the results of operations of the Company for the respective periods indicated. As used herein, the term "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks are permitted to close in the State of New York;

                  (b) prepare and deliver on a weekly basis a summary of the material developments (if any) in the business or prospects of the Company occurring during such period; and

                  (c) furnish such other financial information as is available to management of the Company.

         5.7. LEGAL CONDITIONS TO MERGER. Each party hereto shall take all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on such party with respect to the Merger and will take all reasonable action necessary to cooperate with and furnish information to the other party in connection with any such requirements imposed upon such other party in connection with the Merger. Each party hereto shall take all reasonable actions necessary (a) to obtain (and will take all reasonable actions necessary to promptly cooperate with the other party in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Authority, or other third party, required to be obtained or made by such party (or by the other parties) in connection with the Merger or the taking of any action contemplated by this Agreement, (b) to defend, lift, rescind or mitigate the effect of any lawsuit, order, injunction or other action adversely affecting the ability of such party to consummate the transactions contemplated hereby and
(c) to fulfill all conditions precedent applicable to such party pursuant to this Agreement.

         5.8. CONSENTS. Each party hereto shall use its best efforts, and the other parties shall cooperate with such efforts, to obtain any consents and approvals of, or effect the notification of or filing with, each person or authority, whether private or governmental, whose consent or approval is required in order to permit the consummation of the Merger and the transactions contemplated hereby and to enable the Surviving Corporation to conduct and operate the business of the Company as presently conducted and as proposed to be conducted.

         5.9. EFFORTS TO CONSUMMATE. Subject to the terms and conditions herein provided, the parties hereto shall use their best efforts to do or cause to be done all such acts and things as may be necessary, proper or advisable, consistent with all applicable laws and regulations, to consummate and make effective the transactions contemplated hereby and to satisfy or cause to be satisfied all conditions precedent that are set forth in Article 6 as soon as reasonably practicable. Without limiting the generality of the foregoing, the Company agrees to cooperate with, and to take all actions reasonably requested by, Parent's Accountants in connection with the audit of the Audited Financial Statements.

         5.10. NOTICE OF BREACH. Within a reasonable time period following such event, each party hereto shall notify the other parties in writing upon the occurrence of any act, event, circumstance or thing that would cause or result in a representation or warranty hereunder being untrue at the Closing, the failure of a closing condition to be achieved at the Closing, or any other breach or violation hereof or default hereunder.

         5.11. SUPPORT OF MERGER BY OFFICERS AND DIRECTORS. Each party hereto shall use its best efforts to cause all of its officers and directors to support the Merger and to take all actions and execute all documents reasonably requested by the other parties hereto to carry out the intent of the parties with respect to the transactions contemplated hereby.

         5.12. SUPPORT OF MERGER BY STOCKHOLDER. The Stockholder shall use all reasonable efforts to cause the Company to duly observe and perform its obligations under this Agreement.

         5.13. TRANSACTIONS COSTS. Within one (1) business day after the Closing Date, the Stockholder shall deliver evidence satisfactory to Parent and Acquisition Sub that, except as provided in Section 10.1, the Company has paid the amount of the Company Expenses.


                                   ARTICLE 6.

                              CONDITIONS PRECEDENT

         6.1. CONDITIONS TO EACH PARTY'S OBLIGATIONS. The obligations of each party hereto to perform this Agreement and to effect the Merger are subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by all parties hereto:

                  (a) STOCKHOLDER APPROVAL; AGREEMENT OF MERGER. This Agreement and the Merger shall have been duly and validly approved and adopted by the Stockholder in accordance with the Delaware Statute and the Company's Charter and By-laws, and the Agreement of Merger shall have been executed and delivered by Acquisition Sub and the Company and filed with and accepted by the Secretary of State of the State of Delaware.

                  (b) APPROVALS. All authorizations, consents, orders or approvals of, or declarations or filings with or expiration of waiting periods imposed by, any Governmental Authority necessary for the consummation of the transactions contemplated hereby shall have been obtained or made or shall have occurred.

                  (c) LEGAL ACTION. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any Federal or state court or other Governmental Authority and remain in effect.

                  (d) LEGISLATION. No Federal, state, local or foreign statute, rule or regulation shall have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated by this Agreement or any of the conditions to the consummation of such transactions.

         6.2. CONDITIONS TO OBLIGATIONS OF PARENT AND ACQUISITION SUB. The obligations of Parent to perform this Agreement and of Acquisition Sub to perform this Agreement and the Agreement of Merger are subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by Parent and Acquisition Sub at the Closing:

                  (a) REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The representations and warranties of the Company and the Stockholder set forth in Sections 3.1 and 3.2 hereof shall have been true and correct in all material respects on the date of this Agreement (except for any representation or warranty that by its terms is qualified by materiality, in which case it shall be true and correct in all respects) and shall, individually and in the aggregate, be true and correct in all material respects as of the Closing Date as though made at and as of such dates, respectively, and Parent and Acquisition Sub shall have received a certificate signed by the President of the Company to that effect.

                  (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY AND THE STOCKHOLDER. The Company and the Stockholder shall have performed in all material respects the obligations required to be performed by them under this Agreement prior to or as of the Closing Date, and Parent and Acquisition Sub shall have received a certificate signed by the President of the Company to that effect.

                  (c) DELIVERY OF CERTIFICATES. The Old Certificate shall have been delivered to Parent in the manner and otherwise in accordance with Section
2.2 hereof.

                  (d) EMPLOYEE CONFIDENTIALITY AGREEMENT. The Stockholder shall have executed and delivered to Parent the Employee Confidentiality Agreement, effective as of the Effective Time, in the form of EXHIBIT D attached hereto, providing for, among other things, non-disclosure of confidential information and restrictions upon such person from competing with the Surviving Corporation and Parent as provided therein.

                  (e) OPINION OF THE COMPANY'S AND STOCKHOLDER'S COUNSEL. A favorable opinion dated the Closing Date shall have been delivered by Shaw Pittman Potts & Trowbridge, counsel to the Company and the Stockholder, in favor of Parent and Acquisition Sub, in the form attached hereto as EXHIBIT I.

                  (f) CONSENTS AND APPROVALS. Duly executed copies of all consents and approvals contemplated by this Agreement or the Company Disclosure Schedule, in form and substance satisfactory to Parent and Acquisition Sub, shall have been delivered by the Company.

                  (g) GOVERNMENT CONSENTS, AUTHORIZATIONS, ETC. Copies of all consents, authorizations, orders or approvals of, and filings or registrations with, any Governmental Authority which are required for or in connection with the execution and delivery by the Company and the Stockholder of this Agreement, the Agreement of Merger and the Related Agreements and the consummation by the Company and the Stockholder of the transactions contemplated hereby, shall have been delivered by the Company.

                  (h) COMPANY EXPENSES. A true, correct and complete schedule (the "Schedule of Expenses") of all Company Expenses paid or incurred by or on behalf of the Company or the Stockholder through the Closing Date, accompanied by a certificate signed by the Chief Executive Officer of the Company certifying the accuracy and completeness thereof, shall have been delivered by the Company.

                  (i) ESCROW AGREEMENT. The Stockholder shall have executed and delivered the Escrow Agreement and the Escrowed Shares shall have been delivered by Parent to the Escrow Agent.

                  (j) RELEASE. A written instrument in the form of EXHIBIT E attached hereto shall have been delivered by the Stockholder pursuant to which the Stockholder shall have released the Company, Parent, the Surviving Corporation and their respective Affiliates and successors and assigns thereof from and against any and all claims, known or unknown, that he may have against the Company through the Effective Time.

                  (k) RELATED AGREEMENTS. Each of the Related Agreements shall be in full force and effect as of the Effective Time and become effective in accordance with the respective terms thereof and the actions required to be taken thereunder by the parties thereto immediately prior to the Effective Time shall have been taken, and each person or entity who or which is required or contemplated by the parties hereto to be a party to any Related Agreement who or which did not theretofore enter into such Related Agreement shall execute and deliver such Related Agreement.

                  (l) SATISFACTION OF CLOSING CONDITIONS UNDER THE ONLINE PSYCH REORGANIZATION AGREEMENT. Online Psychological Services, Inc., a Delaware corporation ("Online Psych"), and the holders of all of the issued and outstanding capital stock of Online Psych (the "Online Psych Stockholders"), shall have (i) performed in all material respects the obligations required to be performed by them on or prior to the Closing Date under that certain Agreement and Plan of Reorganization, dated as of the date hereof (the "Online Psych Reorganization Agreement"), by and among Online Psych, Online Psych Acquisition Corporation, a Delaware corporation, and the Online Psych Stockholders, and (ii) delivered to Parent a certificate signed by the President of Online Psych to that effect.

         6.3. CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company and the Stockholder to perform this Agreement, the Agreement of Merger and the Related Agreements to which they are a party are subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by the Company:

                  (a) REPRESENTATIONS AND WARRANTIES OF PARENT. The representations and warranties of Parent and Acquisition Sub set forth in
Section 3.3 hereof shall be true and correct in all material respects (except for any representation or warranty that by its terms is qualified by materiality, in which case it shall be true and correct in all respects) as of the date of this Agreement, and as of the Closing Date as though made at and as of such dates, respectively, and the Company shall have received a certificate signed by the Chief Executive Officer of Parent and the President of Acquisition Sub to that effect.

                  (b) PERFORMANCE OF OBLIGATIONS OF PARENT AND ACQUISITION SUB. Parent and Acquisition Sub shall have performed in all material respects their respective obligations required to be performed by them under this Agreement and the Agreement of Merger prior to or as of the Closing Date and the Company shall have received a certificate signed by the Chief Executive Officer of Parent and the President of Acquisition Sub to that effect.

                  (c) GOVERNMENT CONSENTS, AUTHORIZATIONS, ETC. Copies of all consents, authorizations, orders or approvals of, and filings or registrations with, any Governmental Authority which are required for or in connection with the execution and delivery by Parent and Acquisition Sub of this Agreement, the Agreement of Merger and the Related Agreements and the consummation by Parent and Acquisition Sub of the transactions contemplated hereby or thereby, shall have been delivered by Parent.

                  (d) PURCHASE PRICE. The delivery of the New Certificates (representing the Merger Shares (other than the Escrowed Shares)) and the cash consideration deliverable at the Effective Time in the manner and otherwise in accordance with
Article 2 hereof (and concurrent delivery of the Escrowed Shares to the Escrow Agent in accordance with Section 2.2 hereof), shall have been made by Parent.

                  (e) ESCROW AGREEMENT. Parent shall have executed and delivered the Escrow Agreement and delivered, on behalf of the Stockholder, the Escrowed Shares to the Escrow Agent as provided in Section 2.2 hereof.

                  (f) REGISTRATION RIGHTS AGREEMENT. Parent shall have executed and delivered the Registration Rights Agreement.


                                   ARTICLE 7.

                              ADDITIONAL AGREEMENTS

         7.1. RESTRICTIONS ON TRANSFER

                  (a) The shares of Parent Common Stock to be issued to the Stockholder at the Effective Time pursuant to the Merger and any shares of capital stock or other securities received with respect thereto (collectively, the "Restricted Securities") shall not be sold, transferred, assigned, pledged, encumbered or otherwise disposed of (each, a "Transfer") except upon the conditions specified in this Section 7.1, which conditions are intended to insure compliance with the provisions of the Securities Act. The Stockholder shall observe and comply with the Securities Act and the rules and regulations promulgated by the SEC thereunder as now in effect or hereafter enacted or promulgated, and as from time to time amended, in connection with any Transfer of Restricted Securities beneficially owned by the Stockholder.

                  (b) Each certificate representing the Restricted Securities issued to a Stockholder and each certificate for such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions of Sections 7.1(c) and 7.1(d) hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES OR "BLUE-SKY" LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN SECTION 7.1 OF THE AGREEMENT AND PLAN OF REORGANIZATION DATED AS OF JUNE 30, 1999 AMONG IVILLAGE INC., CODE STONE ACQUISITION CORPORATION AND CODE STONE TECHNOLOGIES, INC. AND THE OTHER SIGNATORIES THERETO AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN

         FULFILLED. UPON THE FULFILLMENT OF CERTAIN OF SUCH CONDITIONS, IVILLAGE INC. HAS AGREED TO DELIVER TO THE HOLDER HEREOF A NEW CERTIFICATE, NOT BEARING THIS LEGEND, FOR THE SECURITIES REPRESENTED HEREBY REGISTERED IN THE NAME OF THE HOLDER HEREOF. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF IVILLAGE INC."

                  (c) The Stockholder agrees, prior to any Transfer of Restricted Securities, to give written notice to Parent of the Stockholder's intention to effect such Transfer and to comply in all other respects with the provisions of this Section 7.1. Each such notice shall describe the manner and circumstances of the proposed Transfer and shall be accompanied by the written opinion, addressed to Parent, of counsel for the holder of such Restricted Securities, stating that in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to Parent) such proposed transfer does not involve a transaction requiring registration or qualification of such Restricted Securities under the Securities Act or the securities or "blue-sky" laws of any relevant state of the United States. The holder thereof shall thereupon, with the written consent of Parent, be entitled to Transfer such Restricted Securities in accordance with the terms of the notice delivered by it to Parent. Each certificate or other instrument evidencing the securities issued upon the Transfer of any such Restricted Securities (and each certificate or other instrument evidencing any untransferred balance of such Restricted Securities) shall bear the legend set forth in Section 7.1(b) unless (x) in such opinion of counsel of Parent registration of any future Transfer is not required by the applicable provisions of the Securities Act or (y) Parent shall have waived the requirement of such legends. The Stockholder shall not Transfer any Restricted Securities until such opinion of counsel has been given (unless waived by Parent or unless such opinion is not required in accordance with the provisions of this Section 7.1(c)).

                  (d) Notwithstanding the foregoing provisions of this Section 7.1, the restrictions imposed by this Section 7.1 upon the transferability of Restricted Securities shall cease and terminate when (i) any such shares are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act or as otherwise contemplated by Section 7.1(c) and, pursuant to Section 7.1(c), the securities so transferred are not required to bear the legend set forth in Section 7.1(b) or (ii) the holder of such Restricted Securities has met the requirements for Transfer of such Restricted Securities pursuant to Rule 144. Whenever the restrictions imposed by this
Section 7.1 shall terminate, as herein provided, the holder of Restricted Securities as to which such restrictions have terminated shall be entitled to receive from Parent, without expense, a new certificate not bearing the restrictive legend set forth in Section 7.1(b) and not containing any other reference to the restrictions imposed by this Section 7.1.

                  (e) The Stockholder understands and agrees that Parent, at its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to certificates for Restricted Securities owned by the Stockholder but not as to certificates for such shares of Parent Common Stock as to which the legend set forth in Section 7.1(b) is no longer required because one or more of the conditions set forth in Section 7.2(d) shall have been satisfied.

         7.2. CONFIDENTIALITY. Each party hereto agrees that any information obtained by such party (the "Receiving Party") pursuant to or in connection with this Agreement, the Related Agreements and the transactions contemplated hereby and thereby which may be proprietary or otherwise confidential to any other party hereto (the "Disclosing Party") will not be disclosed by the Receiving Party without the prior written consent of the Disclosing Party. Each party further acknowledges and understands that any information obtained which may be considered "inside" non-public information will not be utilized by such party in connection with purchases and/or sales of the Parent Common Stock except in compliance with applicable state and federal anti-fraud statutes. The provisions of this Section 7.2 shall not be in limitation of any rights which the Parent may have with respect to the books and records of the Company, or to inspect its properties or discuss its affairs, finances and accounts, under the laws of the jurisdiction in which it is incorporated.


                                   ARTICLE 8.

                                 INDEMNIFICATION

         8.1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

                  (a) "AFFILIATE" as to any person means any entity, directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with such person.

                  (b) "EVENT OF INDEMNIFICATION" shall mean the following:

                       (i) the untruth, inaccuracy or breach of any representation or warranty of the Company or the Stockholder (including the fact and circumstances underlying such untruth, inaccuracy or breach) contained in
Section 3.1 of this Agreement, or in the Company Disclosure Schedule, any Exhibit or Schedule hereto or any other document delivered in connection herewith or therewith (without giving effect to any "Material Adverse Effect" or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty);

                       (ii) the untruth, inaccuracy or breach of any representation or warranty of the Stockholder (including the fact and circumstances underlying such untruth, inaccuracy or breach) contained in
Section 3.2 of this Agreement, or in the Company Disclosure Schedule, any Exhibit or Schedule hereto or any other document delivered in connection herewith or therewith (without giving effect to any "Material Adverse Effect" or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty);

                       (iii) the breach of any agreement or covenant of the Company or the Stockholder contained in this Agreement, the Related Agreements (except the Employment Agreements or the Stockholders' Agreement) or in the Company Disclosure Schedule, any Exhibit hereto or any other document delivered in connection herewith or therewith;

                       (iv) any claim, demand, liability or obligation of any nature whatsoever, which arose or was incurred on or before the Closing Date, or which was based on events occurring on or before the Closing Date, or which was based on products sold or services performed by the Company or the Stockholder on or before the Closing Date, notwithstanding that the date on which the claim, demand, liability or obligation may arise or become manifest is after the Closing Date, other than liabilities or obligations of the Company arising after the Closing Date under contracts and agreements entered into prior to the Closing Date that are disclosed on the Company Disclosure Schedule, including, without limitation, any claim, demand, liability or obligation of any nature whatsoever by or to employees, independent contractors or volunteers of the Company for unpaid compensation or other employment related benefits;

                       (v) any claim, demand, liability or obligation sustained or suffered by the Company, Parent or the Surviving Corporation, or any of them, arising from or in connection with (A) the action of the Stockholder required to approve the transactions contemplated by this Agreement, the Agreement of Merger and the Related Agreements, or (B) any assertion of impropriety by the Stockholder against the Company, Parent or the Surviving Corporation, or any of them, with respect to any actions or transactions of or involving the Company prior to or at the Effective Time (including, without limitation, the actions and transactions contemplated by this Agreement, the Agreement of Merger and the Related Agreements);

                       (vi) the untruth, inaccuracy or breach of any representation or warranty of Parent and Acquisition Sub (including the fact and circumstances underlying such untruth, inaccuracy or breach) contained in
Section 3.3 of this Agreement, or in the Parent Disclosure Schedule, any Exhibit or Schedule hereto or any other document delivered in connection herewith (without giving effect to any "Material Adverse Effect" or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty, other than the representation and warranty set forth in Section 3.3 (e) (ii)); or

                       (vii) the breach of any agreement or covenant of Parent or Acquisition Sub contained in this Agreement, the Related Agreements (except the Employment Agreements) or in the Parent Disclosure Schedule, any Exhibit hereto or any document delivered in connection herewith.

                  (c) "INDEMNIFIED PERSONS" shall mean and include (A) with respect to an Indemnification Event described in subsections 8.1(b)(i) through 8.1(b)(v) hereof, Parent, Acquisition Sub and the Surviving Corporation and their respective Affiliates, successors and assigns, and the respective officers, directors and agents of each of the foregoing, or (B) with respect to an Indemnification Event described in subsections 8.1(b)(vi) and 8.1(b)(vii) hereof, the Stockholder and the Company and the Affiliates, successors and assigns, and the respective officers, directors and agents of each of the foregoing.

                  (d) "INDEMNIFYING PERSONS" shall mean and include (A) with respect to an Indemnification Event described in subsections 8.1(b)(i), 8.1(b)(iii), 8.1(b)(iv) and 8.1(b)(v) hereof (1) prior to Closing, the Company and the Stockholder and the respective successors, assigns, heirs and legal representatives and estates of the Company and the Stockholder, as the case may be, (2) on and after the Closing, the Stockholder and his successors, assigns, heirs and legal representatives and estates, as the case may be, (B) with respect to an Indemnification Event described in Section 8.1(b)(ii) hereof, the Stockholder, and (C) with respect to an Indemnification Event described in subsections 8.1(b)(vi) and 8.1(b)(vii) hereof, Parent and Acquisition Sub and the respective successors and assigns of Parent and Acquisition Sub, as the case may be.

                  (e) "LOSSES" shall mean any and all losses, claims, shortages, damages, liabilities, expenses (including reasonable attorneys', accountants' and experts' fees), assessments, or Taxes (including interest or penalties thereon) sustained, suffered or incurred by any Indemnified Person arising from or in connection with any such matter that is the subject of indemnification under Section 8.2 hereof. With respect to any Indemnification Event, "Losses" shall also include the amount necessary to ensure that the amount payable in connection with such Indemnification Event (the "Indemnity Payment"), less an amount equal to all Taxes payable by the Indemnified Persons as a result of the receipt of the Indemnity Payment, equals the amount of the loss suffered by the Indemnified Persons.

         8.2. INDEMNIFICATION GENERALLY. Subject to Section 8.6 hereof, the Indemnifying Persons shall jointly and severally indemnify the Indemnified Persons for, and hold each of them harmless from and against, any and all Losses arising from or in connection with any Event of Indemnification. The indemnification obligations set forth herein of the Stockholder shall be secured pursuant to and in accordance with the Escrow Agreement. Any claims for Losses hereunder may be satisfied pursuant to and in accordance with the terms of the Escrow Agreement, notwithstanding the foregoing allocations of responsibilities.

         8.3. ASSERTION OF CLAIMS. No claim shall be brought under Section 8.2 hereof unless the Indemnified Persons, or any of them, at any time prior to the applicable Survival Date, give the Stockholder (a) written notice of the existence of any such claim, specifying the nature and basis of such claim and the amount thereof, to the extent known, or (b) written notice pursuant to
Section 8.4 of any third party claim, the existence of which might give rise to such a claim but the failure so to provide such notice to the Stockholder will not relieve the Indemnifying Persons from any liability that they may have to the Indemnified Persons under this Agreement or otherwise (unless and only to the extent that such failure results in the loss or compromise of any rights or defenses of the Indemnifying Persons and they were not otherwise aware of such action or claim). Upon the giving of such written notice as aforesaid, the Indemnified Persons, or any of them, shall have the right to commence legal proceedings prior or subsequent to the Survival Date for the enforcement of their rights under Section 8.2 hereof.

         8.4. NOTICE AND DEFENSE OF THIRD PARTY CLAIMS. Losses resulting from the assertion of liability by third parties (each, a "Third Party Claim") shall be subject to the following terms and conditions:

                  (a) The Indemnified Persons shall promptly give written notice to the Stockholder of any Third Party Claim that might give rise to any Loss by the Indemnified Persons, or any of them, stating the nature and basis of such Third Party Claim, and the amount thereof, to the extent known. Such notice shall be accompanied by copies of all relevant documentation with respect to such Third Party Claim, including, without limitation, any summons, complaint or other pleading that may have been served, any written demand or any other document or instrument. Notwithstanding the foregoing, the failure to provide notice as aforesaid to the Stockholder will not relieve the Indemnifying Persons from any liability which they may have to the Indemnified Persons under this Agreement or otherwise (unless and only to the extent that such failure results in the loss or compromise of any rights or defenses of the Indemnifying Person and they were not otherwise aware of such action or claim).

                  (b) If the Indemnifying Person acknowledges in writing its obligation to indemnify the Indemnified Persons hereunder against any Losses that may result from such Third Party Claims, then the Indemnifying Person shall be entitled, at its option, to assume and control the defense of such Third Party Claim at its expense and through counsel of its reasonable choice if it gives notice to the Indemnified Persons within twenty (20) calendar days of the receipt of notice of such Third Party Claim from the Indemnified Persons of its intention to do so. If the Indemnifying Person elects to assume and control the defense of any such Third Party Claim, the Indemnified Persons shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise or settlement of the Third Party Claim, but the fees and expenses of such counsel will be at the expense of the Indemnified Persons, unless (i) the Indemnifying Person has agreed to pay such fees and expenses, or
(ii) the Indemnified Persons has been advised by its counsel that there may be one or more defenses reasonably available to it which are different from or additional to those available to the Indemnifying Person, and in any such case that portion of the fees and expenses of such separate counsel that are reasonably related to matters covered by the indemnification provided by this
Article 8 will be paid by the Indemnifying Person. Expenses of counsel to the Indemnified Persons shall be reimbursed on a current basis by the Indemnifying Person if there is no dispute as to the obligation of the Indemnifying Person to pay such amounts pursuant to this Article 8. In the event the Indemnifying Person exercises its right to undertake the defense against any such Third Party Claim as provided above, the Indemnified Persons shall cooperate with the Indemnifying Person in such defense and make available to the Indemnifying Person, at the Indemnifying Person's expense, all witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnifying Person. Similarly, in the event the Indemnified Persons is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Person shall cooperate with the Indemnified Persons in such defense and make available to it, at the Indemnifying Person's expense, all such witnesses, records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnified Persons. No such Third Party Claim, except the settlement thereof which involves the payment of money only (by a party or parties other than the Indemnified Persons) and for which the Indemnified Persons is released by the third party claimant and is totally indemnified by the Indemnifying Person, may be settled by the Indemnifying Person without the written consent of the Indemnified Persons. No Third Party Claim which is being defended in good faith by the Indemnifying Person shall be settled by the Indemnified Persons without the written consent of the Indemnifying Person.

         8.5. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Subject to the further provisions of this Section 8.5, the respective representations and warranties of
(a) the Stockholder set forth in Sections 3.1 and 3.2 shall survive the Effective Time until fourteen (14) months following the Closing Date, except that the representations and warranties contained in (i) Section 3.2(a) (Title;

Absence of Certain Agreements) shall not so terminate but shall survive the Closing indefinitely and (ii) Section 3.1(h) (Tax Matters) shall not so terminate but shall survive the Closing until sixty (60) days after the applicable statute of limitations shall have expired with respect to all matters referenced therein and (b) the Company, Acquisition Sub and Parent shall survive the Effective Time until fourteen (14) months following the Closing Date. For convenience of reference, the date upon which any representation or warranty contained herein shall terminate is referred to herein as the "Survival Date." All covenants and agreements of Parent or the Stockholder contained herein shall survive the Closing in accordance with their respective terms. Anything contained herein to the contrary notwithstanding, the representations and warranties of the Company contained in this Agreement (including, without limitation, the Company Disclosure Schedule) (i) are being given by the Company on behalf of the Stockholder and for the purpose of binding the Stockholder to the terms and provisions of this Article 8 and the Escrow Agreement, and as an inducement to Parent and Acquisition Sub to enter into this Agreement and to approve the Merger (and the Company and the Stockholder acknowledge that Parent and Acquisition Sub have expressly relied thereon) and (ii) are solely for the benefit of the Indemnified Persons and each of them. Accordingly, no third party (including, without limitation, the Stockholder or anyone acting on behalf of any thereof) other than the Indemnified Persons, and each of them, shall be a third party or other beneficiary of such representations and warranties and no such third party shall have any rights of contribution against the Company or the Surviving Corporation with respect to such representations or warranties or any matter subject to or resulting in indemnification under this Article 8 or otherwise.

         8.6. LIMITATION ON INDEMNIFICATION

                  (a) Anything to the contrary contained in this Article 8 notwithstanding, the Indemnifying Persons shall not be obligated to indemnify the Indemnified Persons pursuant to this Article 8 with respect to any Losses pursuant to Section 8.2 until the aggregate amount of such Losses exceeds thirty thousand dollars ($30,000) (the "Basket Amount"), whereupon the Indemnifying Persons shall be obligated to indemnify the Indemnified Persons for all Losses in excess of the Basket Amount; provided, however, that the Indemnified Persons shall be obligated to indemnify the Indemnified Persons for the first dollar of all Losses arising out of or related to a breach of the representations and warranties contained in Sections 3.1(c), 3.1(y), 3.1(gg), and 3.2(a); provided, further, that the aggregate maximum indemnification liability of the Indemnifying Persons pursuant to this Article 8 with respect to any Losses pursuant to an Event of Indemnification under Section 8.2, together with any losses pursuant to an "Event of Indemnification" under Section 8.2 of the Online Psych Reorganization Agreement, shall not exceed $15,000,000.

                  (b) For purposes of satisfying an indemnification obligation of the Stockholder under this Article 8, each share of Parent Common Stock tendered by or on behalf of the Stockholder in satisfaction of any indemnification of the Stockholder under this Article 8 shall have a value determined as set forth in the Escrow Agreement.

                                   ARTICLE 9.

                 TERMINATION; AMENDMENT, MODIFICATION AND WAIVER

         9.1. TERMINATION. This Agreement may be terminated, and the Merger abandoned, notwithstanding the approval by Parent, Acquisition Sub and the Company of this Agreement, at any time prior to the Effective Time, by:

                  (a) the mutual consent of Parent, Acquisition Sub and the Company; or

                  (b) Parent and Acquisition Sub if the conditions set forth in Sections 6.1 or 6.2 hereof shall not have been met by July 30, 1999, except if such conditions have not been met solely as a result of the action or inaction of Parent or Acquisition Sub; or

                  (c) the Company if the conditions set forth in Sections 6.1 or
6.3 hereof shall not have been met by July 30, 1999, except if such conditions have not been met solely as a result of the action or inaction of the Company or the Stockholder; or

                  (d) Parent, Acquisition Sub or the Company if such party shall have determined in its sole discretion, exercised in good faith, that the Merger contemplated by this Agreement has become impracticable by reason of the institution of any litigation, proceeding or investigation to restrain or prohibit the consummation of the Merger, or which questions the validity or legality of the transactions contemplated by this Agreement; or

                  (e) Parent and Acquisition Sub if any statute, rule, regulation or other legislation shall have been enacted which, in the sole discretion of Parent and Acquisition Sub, exercised in good faith, is reasonably likely to result in a Material Adverse Effect. Any termination pursuant to this
Section 9.1 (other than a termination pursuant to Section 9.1(a) hereof) shall be effected by written notice from the party or parties so terminating to the other parties hereto.

         9.2. EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect, except for Section 7.2, Article 8, this Section 9.2, and
Article 10, each of which shall survive the termination of this Agreement; provided, however, that the liability of any party for any breach by such party of the representations, warranties, covenants or agreements of such party set forth in this Agreement occurring prior to the termination of this Agreement shall survive the termination of this Agreement.


                                  ARTICLE 10.

                                  MISCELLANEOUS

         10.1. EXPENSES. As used in this Agreement, "Transaction Costs" shall mean (a) with respect to Parent or Acquisition Sub, all actual, out-of-pocket expenses incurred by such party to third parties, in connection with this Agreement, the Merger Agreement, the Related

Agreements, the Merger and all other transactions provided for herein and therein, and (b) with respect to the Company or the Stockholder, all actual, out-of-pocket expenses incurred by such party to third parties, in connection with (i) this Agreement, the Merger Agreement, the Related Agreements, the Merger and all other transactions provided for herein and therein or (ii) the Online Psych Reorganization Agreement, the ancillary agreements executed in connection therewith and the transactions contemplated thereby; but shall not in any event include general overhead; the time spent by employees of such party internally; postage, telephone, telecopy, photocopy and delivery expenses of such party; permit and filing fees; and other non-material expenses that are incidental to the ordinary course of business. Each party hereto shall bear its own fees and expenses in connection with the transactions contemplated hereby; provided, however, that in the event the Merger shall be consummated, Parent and Acquisition Sub shall bear (a) all Transaction Costs of Parent and Acquisition Sub and (b) $30,000 of the Transaction Costs of the Stockholders, Online Psych and the Company, whether or not such fees and expenses have been paid by the Company on or before the Closing Date and whether or not such fees and expenses are reflected in the Company Disclosure Schedule or the Schedule of Expenses (such Transaction Costs of the Company and the Stockholders being herein collectively referred to as the "Company Expenses").

         10.2. ENTIRE AGREEMENT. This Agreement (including the Company Disclosure Schedule and the Exhibits attached hereto), the Agreement of Merger, the Related Agreements and the other writings referred to herein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersede all prior or contemporaneous agreements or understandings, written or oral, among the parties with respect thereto, including, but not limited to, the letter of intent, dated May 12, 1999, by and among Parent, Online Psych and the Company.

         10.3. DESCRIPTIVE HEADINGS. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

         10.4. PUBLIC ANNOUNCEMENTS. The parties hereto agree that, to the maximum extent feasible, but subject, in the case of Parent, to its public disclosure and, as to all parties, other legal and regulatory obligations, they shall advise and confer with each other prior to the issuance (and provide copies to the other party prior to issuance) of any public announcements, reports, statements or releases pertaining to the Merger.

         10.5. NOTICES

               All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, or by facsimile, with confirmation as provided above addressed as follows:

                  (a)   if to Parent or Acquisition Sub, to:

                        iVillage Inc.
                        170 Fifth Avenue
                        New York, New York  10010

                        Attention:  Caterina Conti, Esq.
                        Telephone:  (212) 206-2894
                        Telecopier:  (212) 367-9133;

                        with a copy (not constituting notice) to:

                        Orrick, Herrington & Sutcliffe LLP
                        666 Fifth Avenue
                        New York, New York 10103
                        Attention:  Martin H. Levenglick, Esq.
                        Telephone:  (212) 506-3660
                        Telecopier:  (212) 506-3730;

                  (B)   if to the Company or the Stockholder, to:

                        Code Stone Technologies, Inc.
                        859 Tall Oaks Sq. S.E.
                        Leesburg, VA  20175
                        Attention:  Bryan Bond
                        Telephone:  (703) 779-3586
                        Telecopier:  (703) 779-3614;

                        with a copy (not constituting notice) to:

                        Shaw Pittman Potts & Trowbridge
                        1676 International Drive
                        McLean, Virginia  22102
                        Attention:  Steven L. Meltzer, Esq.
                        Telephone:  (703) 790-7900
                        Telecopier:  (703) 790-7901;

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received (i) in the case of personal delivery or facsimile, on the date of such delivery, (ii) in the case of nationally-recognized overnight courier, on the next Business Day after the date when sent and (iii) in the case of mailing, on the third Business Day following the date on which the piece of mail containing such communication was posted.

         10.6. COUNTERPARTS. This Agreement may be executed in any number of counterparts by original or facsimile signature, each such counterpart shall be an original instrument, and all such counterparts together shall constitute one and the same agreement.

         10.7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly therein (without regard to principles of conflicts of laws).

         10.8. BENEFITS OF AGREEMENT. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         10.9. PRONOUNS. As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural thereof whenever the context and facts require such construction.

         10.10. AMENDMENT, MODIFICATION AND WAIVER. This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by (i) Parent, (ii) the Company and (iii) the Stockholder; provided, however, that any party to this Agreement may waive any obligation owed to it by any other party under this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         10.11. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

         10.12. FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

         10.13. CONSENT TO JURISIDICTION; WAIVERS. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any Action (as defined below) arising out of this Agreement, the Agreement of Merger or any Related Agreement or any transaction contemplated hereby or thereby. Each of the parties hereto agrees to commence any Action relating hereto either in the United States District Court for the Southern District of New York or if such Action may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Section
10.5 shall be effective service of process for any Action in New York with respect to any matters to which it has submitted to jurisdiction in this Section
10.13. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any Action arising out of this

Agreement, the Agreement of Merger or any Related Agreement or any transaction contemplated hereby or thereby in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum. For purposes of this Agreement, "Action" means any claim, action, suit or arbitration, or any other proceeding, in each instance by or before any Governmental Authority or any nongovernmental arbitration, mediation or other nonjudicial dispute resolution body.

         10.14. WAIVER OF JURY TRIAL. Each of the parties hereto irrevocably and unconditionally waives trial by jury in any Action relating to this Agreement, the Related Agreements, the Agreement of Merger or any transaction contemplated hereby or thereby, and for any counterclaim with respect thereto.

         10.15. ATTORNEYS' FEES; DISPUTES. If any party to this Agreement or any of the agreements contemplated hereby brings an Action against another party hereto or thereto, the prevailing party shall be entitled to reasonable attorneys' fees and costs incurred in such Action.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement and Plan of Reorganization to be executed on its behalf as of the day and year first above written.

                                  IVILLAGE INC.



                                  By: /s/ Steven A. Elkes
                                     -----------------------------------
                                     Name: Steven A. Elkes
                                     Title: Senior Vice President and
                                            Assistant Secretary

                                  CODE STONE ACQUISITION CORPORATION



                                  By: /s/ Allison Abraham
                                     -----------------------------------
                                     Name: Allison Abraham
                                     Title: President


                                  CODE STONE TECHNOLOGIES, INC.



                                  By: /s/ Bryan Bond
                                     -----------------------------------
                                     Name: Bryan Bond
                                     Title: President



                                  STOCKHOLDER:

                                   /s/ Bryan Bond
                                   -------------------------------------
                                   Bryan Bond






                   [SIGNATURE PAGE TO CODE STONE AGREEMENT AND
                             PLAN OF REORGANIZATION]